Exhibit 99.3

ACCESS NATIONAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except for Share and Per Share Data)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Cash and due from banks	$14,062	$29,855
Interest-bearing balances and federal funds sold	110,308	92,458
Total cash and cash equivalents	124,370	122,313
Investment securities:
Available-for-sale, at fair value	424,445	406,067
Marketable equity, at fair value	-	1,379
Held-to-maturity, at amortized cost (fair value of $28,278 and $28,940, respectively)	28,353	28,272
Total investment securities	452,798	435,718
Restricted stock, at amortized cost	21,192	16,572
Loans held for sale, at fair value	36,600	31,999
Loans held for investment, net of allowance for loan losses of $17,349 and $15,805, respectively	2,076,921	1,950,553
Premises, equipment and land, net	27,768	27,797
Goodwill and intangibles	184,028	185,161
Other real estate owned, net of valuation allowance	643	643
Bank owned life insurance	52,604	51,632
Other assets	44,399	51,506
Total assets	$3,021,323	$2,873,894
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Noninterest-bearing deposits	$757,900	$744,960
Interest-bearing demand deposits	481,676	496,677
Savings and money market deposits	711,262	623,889
Time deposits	344,026	368,622
Total deposits	2,294,864	2,234,148
Short-term borrowings	212,561	145,993
Long-term borrowings	45,000	40,000
Trust preferred debentures	3,942	3,883
Other liabilities and accrued expenses	23,013	28,246
Total liabilities	2,579,380	2,452,270
SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 shares authorized; 20,920,262 and 20,534,163 issued and outstanding, respectively	17,468	17,146
Additional paid in capital	317,626	307,670
Retained earnings	115,973	98,584
Accumulated other comprehensive loss, net	(9,124)	(1,776)
Total shareholders' equity	441,943	421,624
Total liabilities and shareholders' equity	$3,021,323	$2,873,894

See accompanying notes to the consolidated financial statements (unaudited).

1

ACCESS NATIONAL CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except for Share and Per Share Data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$25,687	$24,306	$73,241	$60,251
Interest on federal funds sold and bank balances	578	394	1,532	746
Interest and dividends on securities	3,047	2,992	8,369	7,388
Total interest and dividend income	29,312	27,692	83,142	68,385
INTEREST EXPENSE
Interest on deposits	3,902	2,639	9,717	6,560
Interest on other borrowings	1,345	459	3,100	1,366
Total interest expense	5,247	3,098	12,817	7,926
Net interest income	24,065	24,594	70,325	60,459
Provision for loan losses	700	900	2,102	3,200
Net interest income after provision for loan losses	23,365	23,694	68,223	57,259
NONINTEREST INCOME
Service charges and fees	485	560	1,456	1,509
Gain on sale of loans	4,465	5,594	11,453	14,985
Other income	2,494	2,369	11,020	6,917
Total noninterest income	7,444	8,523	23,929	23,411
NONINTEREST EXPENSE
Salaries and benefits	11,113	11,100	35,370	31,800
Occupancy and equipment	2,000	3,019	5,881	5,820
Other operating expenses	5,853	8,674	18,115	23,594
Total noninterest expense	18,966	22,793	59,366	61,214
Income before income taxes	11,843	9,424	32,786	19,456
Income tax expense	2,233	2,422	6,128	6,001
NET INCOME	$9,610	$7,002	$26,658	$13,455
Earnings per common share:
Basic	$0.46	$0.34	$1.28	$0.77
Diluted	$0.46	$0.34	$1.28	$0.77
Average outstanding shares:
Basic	20,847,319	20,409,696	20,734,621	17,156,521
Diluted	20,925,247	20,508,875	20,821,096	17,273,367

See accompanying notes to the consolidated financial statements (unaudited).

2

ACCESS NATIONAL CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In Thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$9,610	$7,002	$26,658	$13,455
Other comprehensive income (loss):
Unrealized holding gains (losses) arising during the period	(2,514)	(616)	(9,019)	553
Unrealized gains (losses) on interest rate swaps	(2)	22	87	18
Tax effect	532	211	1,837	(194)
Total other comprehensive (loss) income	(1,984)	(383)	(7,095)	377
Total comprehensive income	$7,626	$6,619	$19,563	$13,832

See accompanying notes to the consolidated financial statements (unaudited).

3

ACCESS NATIONAL CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

(In Thousands, Except for Share and Per Share Data)

	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance January 1, 2018	$17,146	$307,670	$98,584	$(1,776)	$421,624
Net income	-	-	26,658	-	26,658
Other comprehensive loss	-	-	-	(7,095)	(7,095)
Cash dividends ($0.46 per share)	-	-	(9,522)	-	(9,522)
Reclassification of the Income Tax Effects of the Tax Cuts and Jobs Act from AOCI	-	-	374	(374)	-
Amounts reclassified as cumulative effect of adoption of new accounting pronouncement	-	-	(121)	121	-
Dividend reinvestment plan shares issued from reserve (298,699 shares)	249	8,142	-	-	8,391
Exercise of stock options (87,400 shares)	73	1,355	-	-	1,428
Stock-based compensation	-	459	-	-	459
Balance September 30, 2018	$17,468	$317,626	$115,973	$(9,124)	$441,943

Balance January 1, 2017	$8,881	$21,779	$91,439	$(1,569)	$120,530
Net income	-	-	13,455	-	13,455
Other comprehensive income	-	-	-	377	377
Cash dividends ($0.45 per share)	-	-	(6,287)	-	(6,287)
Exercise of stock options (143,092 shares)	120	1,940	-	-	2,060
Dividend reinvestment plan shares issued from reserve (149,758 shares)	125	3,801	-	-	3,926
Issuance of restricted common stock (4,549 shares)	4	125	-	-	129
Issuance of common stock (9,516,097 shares)	7,946	277,727	-	-	285,673
Stock-based compensation	-	310	-	-	310
Balance September 30, 2017	$17,076	$305,682	$98,607	$(1,192)	$420,173

See accompanying notes to the consolidated financial statements (unaudited).

4

ACCESS NATIONAL CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the Nine Months Ended
	September 30,
	2018	2017
Cash Flows From Operating Activities
Net income	$26,658	$13,455
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,241	2,011
Provision for loan losses	2,102	3,200
Provision for off balance sheet losses	210	50
Originations of loans held for sale	(292,655)	(319,164)
Proceeds from sales of loans held for sale	287,933	328,587
Amortization of intangibles	2,517	1,642
Amortization on purchase accounting discounts	(2,219)	(2,977)
Decrease in valuation of loans held for sale carried at fair value	121	19
Deferred tax expense	(182)	120
Decrease in valuation allowance on derivatives	6	258
Loss on sale of available-for-sale equity security	9	-
Amortization of securities discounts and premiums, net	3,659	1,984
Accretion of unfavorable lease liability	(303)	-
Stock-based compensation	459	310
Losses on sale of other real estate owned, net	16	-
Impairment of other real estate owned	310	-
Income from bank owned life insurance	(972)	(869)
Changes in assets and liabilities:
Decrease (increase) in other assets	6,332	(6,475)
(Decrease) increase in other liabilities	(5,105)	2,645
Net cash provided by operating activities	$30,137	$24,796
Cash Flows from Investing Activities
Proceeds from maturities, calls, principal repayments and sales of securities available-for-sale	28,230	188,716
Proceeds from sale of available-for-sale equity security	1,331	-
Purchases of securities available-for-sale	(58,979)	(162,623)
Proceeds from sales, maturities and calls of securities held-to-maturity	49	4,273
(Purchase) redemption of restricted stock, net	(4,620)	3,052
Purchases of premises, equipment and land, net	(460)	(1,263)
Increase in loans, net	(127,470)	(123,353)
Proceeds from sale of other real estate owned	1,169	2,258
Cash paid in business combination	-	(608)
Cash acquired in business combination	-	90,940
Net cash provided by (used in) investing activities	$(160,750)	$1,392
Cash Flows from Financing Activities
Increase in demand, interest-bearing demand and savings deposits	85,313	178,531
Decrease in time deposits	(24,556)	(3,266)
Increase in securities sold under agreements to repurchase	(13,480)	(2,407)
Increase (decrease) in short-term borrowings	80,096	(160,000)
Increase in long-term borrowings	5,000	-
Payment of dividends on common stock	(9,522)	(6,287)
Proceeds from issuance of common stock	9,819	6,115
Net cash provided by financing activities	$132,670	$12,686
Increase in cash and cash equivalents	2,057	38,874
Cash and cash equivalents at beginning of the period	122,313	91,059
Cash and cash equivalents at end of the period	$124,370	$129,933

5

ACCESS NATIONAL CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the Nine Months Ended
	September 30,
	2018	2017
Cash Flows From Operating Activities
Supplemental Disclosures of Cash Flow Information
Interest paid	12,775	6,338
Income taxes	(4,340)	5,561
Supplemental Disclosure of Non-Cash Transactions
Unrealized gains (losses) on securities available for sale	(9,019)	364
Change in fair value of interest rate swaps	87	18
Transfer of loans held for investment to other real estate owned	1,180	-
Transfer of bank owned property to other real estate owned	315	-
Common stock issued for acquisition	-	285,673
Transactions related to bank acquisitions
Increase in assets and liabilities:
Loans	$-	$(815,817)
Securities	-	(243,679)
Other Assets	-	(258,306)
Noninterest bearing deposits	-	282,752
Interest bearing deposits	-	773,867
Borrowings	-	3,824
Trust preferred debentures	-	55,925
Other liabilities	-	10,206

See accompanying notes to the consolidated financial statements (unaudited).

6

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Basis of Presentation

Access National Corporation (the “Corporation”) is a bank holding company incorporated under the laws of the Commonwealth of Virginia. The Corporation owns all of the stock of its three active wholly-owned subsidiaries: Access National Bank (the “Bank”), which is an independent commercial bank chartered under federal laws as a national banking association; Middleburg Investment Group ("MIG"), which was formed in 2005 and acquired by the Corporation on April 1, 2017 in its merger with Middleburg Financial Corporation ("Middleburg") and is a non-bank holding company chartered under Virginia law; and MFC Capital Trust II formed in 2003 for the purpose of issuing redeemable capital securities and acquired by Access on April 1, 2017 in its merger with Middleburg. The Bank has three active wholly owned subsidiaries: Access Real Estate LLC (“Access Real Estate”), a real estate company; ACME Real Estate LLC, a real estate holding company of foreclosed property; and Access Capital Management Holding LLC (“ACM”), a holding company for Capital Fiduciary Advisors, L.L.C., Middleburg Investment Services, L.L.C., and Access Insurance Group, L.L.C. MIG has one active wholly-owned subsidiary being Middleburg Trust Company.

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with rules and regulations of the Securities and Exchange Commission (“SEC”). The statements do not include all of the information and footnotes required by GAAP for complete financial statements. All adjustments have been made which, in the opinion of management, are necessary for a fair presentation of the results for the interim periods presented. Such adjustments are all of a normal and recurring nature. All significant inter-company accounts and transactions have been eliminated in consolidation. Certain prior period amounts have been reclassified to conform to the current period presentation. An approximate $12.6 million reclassification adjustment has been made to the Consolidated Balance Sheet for pools of SBA guaranteed loans now classified as investment debt securities - held to maturity for the fiscal year ended December 31, 2017. This reclassification had no material impact on the reported results of operations as there was no change in overall interest income reported. The results of operations for the three and nine months ended September 30, 2018 are not necessarily indicative of the results that may be expected for the full year. These consolidated financial statements should be read in conjunction with the Corporation’s audited financial statements and the notes thereto as of December 31, 2017, included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

The Corporation has evaluated subsequent events for potential recognition and/or disclosure in this Quarterly Report on Form 10-Q through the date these consolidated financial statements were issued.

During the third quarter of 2018, the Corporation evaluated the accounting for its low income housing tax credits as well as investments in small business investment company funds ("SBICs") and elected to change the policy for these investments. The Corporation believes the changes better reflect the economic interest in these investments. Management believes the results of these changes are immaterial to the results of operations. As such, the adjustments were recorded through the current period as a one-time after-tax gain of $882 thousand. This includes $608 thousand ($445 thousand pre-tax credit to income with a $163 thousand credit to income tax provision) related to low income housing tax credits and a $466 thousand pre-tax gain related to equity investments. These amounts were the impact of the change in accounting principles and the correction of immaterial errors that were identified during the evaluation of the change in accounting principles.

Note 2. Share Based Compensation Plans

The Access National Corporation 2009 Stock Option Plan (the "2009 Plan"), which was approved by shareholders on May 19, 2009, reserved 975,000 shares of the Corporation's common stock, $0.835 par value, for issuance under the 2009 Plan. The 2009 Plan allowed for stock options to be granted with an exercise price equal to the fair market value at the grant date. The expiration dates on options granted under the 2009 Plan were generally five years from the grant date.

In August 2017, the Corporation established the Access National Corporation 2017 Equity Compensation Plan (the “2017 Plan”) which was approved by shareholders on October 26, 2017. The 2017 Plan provides for the grant to key employees, non-employee directors, consultants and advisors of awards that may include one or more of the following: stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance cash awards. No awards may be granted under the 2017 Plan after October 25, 2027. Awards previously granted under the 2009 Plan will remain outstanding and valid in accordance with their terms, but no new awards will be granted under the 2009 Plan after October 26, 2017. The 2017 Plan reserves 1.5 million shares of the Corporation's common stock, $0.835 par value, for issuance under the 2017 Plan.

7

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

During the first nine months of 2018, the Corporation granted 161,625 stock options to officers, directors, and employees under the 2017 Plan. For the first nine months of 2017, the Corporation granted 130,600 stock options under the 2009 Stock Option Plan. Options granted under the 2017 Plan and the 2009 Stock Option Plan have an exercise price equal to the fair market value as of the grant date. Options granted under the 2017 Plan vest over 4.0 years and expire one year after the full vesting date. Stock-based compensation expense recognized in other operating expense during the nine month periods ended September 30, 2018 and 2017 was $459 thousand and $310 thousand, respectively. The fair value of options is estimated on the grant date using a Black Scholes option-pricing model with the assumptions noted below.

Total unrecognized compensation cost related to non-vested stock-based compensation arrangements granted under all active plans as of September 30, 2018 was $1.60 million. The cost is expected to be recognized over a weighted average period of 1.57 years.

A summary of stock option activity under all active plans, which include the 2009 Plan and the 2017 Plan, for the nine months ended September 30, 2018 and 2017 is presented as follows:

	For the Nine Months Ended September 30,
	2018	2017
Expected life of options granted, in years	4.52	4.42
Risk-free interest rate	2.42%	1.49%
Expected volatility of stock	27.25%	29.64%
Annual expected dividend yield	2.26%	3.00%
Fair value of granted options	$1,056,185	$806,422
Non-vested options	390,855	316,946

The following table summarizes options outstanding under all active plans for the nine months ended September 30, 2018 and 2017:

	September 30, 2018
	Number of Options	Weighted-Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at beginning of period	507,492	$21.26	2.83	$3,352,772
Granted	161,625	29.33	4.52	-
Exercised	(87,400)	16.34	0.66	1,078,653.4
Lapsed or canceled	(23,150)	23.97	2.70	-
Outstanding September 30, 2018	558,567	$24.24	3.04	$2,084,702.4
Exercisable at September 30, 2018	167,712	$19.32	1.64	$1,328,139.61

	September 30, 2017
	Number of Options	Weighted-Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at beginning of period	481,381	$16.52	2.50	$5,412,143
Granted	130,600	27.76	4.42	-
Exercised	(143,092)	14.40	0.95	1,815,112
Lapsed or canceled	(3,720)	15.69	1.44	-
Outstanding September 30, 2017	465,169	$20.34	2.82	$3,872,525
Exercisable at September 30, 2017	148,223	$16.51	1.51	$1,801,644

8

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

Note 3. Securities

The following tables provide the amortized cost and fair value of securities held-to-maturity at September 30, 2018 and December 31, 2017. Held-to-maturity securities are carried at amortized cost, which reflects historical cost, adjusted for amortization of premium and accretion of discounts.

	September 30, 2018
(In Thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held-to-maturity
U.S. Government agencies	$5,000	$-	$(5)	$4,995
Mortgage backed securities	12,039	75	(62)	12,052
Municipals	11,314	13	(96)	11,231
Total	$28,353	$88	$(163)	$28,278

	December 31, 2017
(In Thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held-to-maturity
U.S. Government agencies	$5,000	$9	$-	$5,009
Mortgage backed securities	12,551	105	(95)	12,561
Municipals	10,721	675	(26)	11,370
Total	$28,272	$789	$(121)	$28,940

The amortized cost and fair value of securities held-to-maturity as of September 30, 2018 and December 31, 2017 by contractual maturities are shown below. Actual maturities may differ from contractual maturities because some of the securities may be called or prepaid prior to their contractual maturities.

	September 30, 2018		December 31, 2017
(In Thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Held-to-maturity
U.S. Government agencies:
Due in one year or less	$5,000	$4,995	$5,000	$5,009
Mortgage backed securities:
Due after one year through five years	3,697	3,711	3,854	3,862
Due after five years through ten years	2,617	2,586	2,725	2,758
Due after ten years through fifteen years	5,725	5,755	5,972	5,941
Municipals:
Due after one year through five years	434	432	1,985	2,004
Due after five years through ten years	2,855	2,841	1,606	1,639
Due after ten years through fifteen years	791	771	552	529
Due after fifteen years	7,234	7,187	6,578	7,198
Total	$28,353	$28,278	$28,272	$28,940

9

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

The following tables provide the amortized cost and fair value of debt securities available-for-sale. Non-equity available-for-sale securities are carried at fair value with net unrealized gains or losses reported on an after tax basis as a component of accumulated other comprehensive income (loss) in shareholders' equity.

	September 30, 2018
(In Thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale Debt Securities:
U.S. Treasury securities	$4,435	$-	$(24)	$4,411
U.S. Government agencies	5,071	-	(184)	4,887
Mortgage backed securities	296,662	-	(8,505)	288,157
Corporate bonds	4,518	-	(25)	4,493
Asset backed securities	32,936	3	(819)	32,120
Certificates of deposit	1,976	-	(17)	1,959
Municipals	90,573	73	(2,228)	88,418
Total	$436,171	$76	$(11,802)	$424,445

	December 31, 2017
(In Thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale Debt Securities:
U.S. Treasury securities	$50	$-	$-	$50
U.S. Government agencies	5,086	-	(21)	5,065
Mortgage backed securities	263,004	66	(2,615)	260,455
Corporate bonds	4,486	5	(9)	4,482
Asset backed securities	34,092	19	(511)	33,600
Certificates of deposit	1,976	5	-	1,981
Municipals	100,081	1,586	(1,233)	100,434
	408,775	1,681	(4,389)	406,067
Available-for-sale Equity Securities:
CRA mutual fund	1,500	-	(121)	1,379
Total	$410,275	$1,681	$(4,510)	$407,446

As of December 31, 2017, a marketable equity security with a fair value of $1.4 million was recorded within investment securities available-for-sale with unrealized losses recorded through comprehensive income and accumulated other comprehensive income. On January 1, 2018, the Corporation adopted ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities” and reclassified its marketable equity security from investments available-for-sale into a separate component of investment securities. The ASU requires marketable equity securities to be reported at fair value with changes recorded through earnings. As a result of the adoption, the Corporation reclassified $121 thousand in net unrealized losses included in accumulated other comprehensive loss as of December 31, 2017 to retained earnings on January 1, 2018. During the third quarter of 2018 one marketable equity security was sold for an $8 thousand loss.

The amortized cost and fair value of debt securities available-for-sale as of September 30, 2018 and December 31, 2017 by contractual maturities, are shown below. Actual maturities may differ from contractual maturities because some of the securities may be called or prepaid prior to their contractual maturities.

10

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

	September 30, 2018		December 31, 2017
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In Thousands)
Available-for-sale:
U.S. Treasury securities:
Due in one year or less	$-	$-	$50	$50
Due after one year through five years	4,435	4,411	-	-
U.S. Government agencies:
Due after one year through five years	5,071	4,887	5,086	5,066
Mortgage backed securities:
Due after one year through five years	70,200	68,255	60,082	59,911
Due after five years through ten years	90,525	86,707	90,107	89,165
Due after ten years through fifteen years	5,523	5,308	4,424	4,314
Due after fifteen years	130,414	127,887	108,391	107,065
Corporate bonds:
Due in one year or less	2,686	2,672	-	-
Due after one year through five years	1,832	1,821	4,486	4,482
Asset backed securities:
Due after one year through five years	3,055	3,059	-	-
Due after five years through ten years	-	-	3,064	3,079
Due after ten years through fifteen years	11,955	11,672	11,557	11,410
Due after fifteen years	17,926	17,389	19,471	19,111
Certificates of deposit:
Due in one year or less	494	492	-	-
Due after one year through five years	1,482	1,467	1,976	1,981
Municipals:
Due in one year or less	185	185	723	729
Due after one year through five years	1,018	1,033	7,587	7,482
Due after five years through ten years	11,965	11,685	8,784	8,758
Due after ten years through fifteen years	35,336	34,520	29,641	30,146
Due after fifteen years	42,069	40,995	53,346	53,318
Total	$436,171	$424,445	$408,775	$406,067

The fair value of securities pledged to secure public funds, securities sold under agreements to repurchase, credit lines with the Federal Reserve Bank ("FRB"), and debtor-in-possession accounts amounted to $362.6 million and $351.8 million at September 30, 2018 and December 31, 2017, respectively.

11

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

Securities available-for-sale and held-to-maturity that had an unrealized loss position at September 30, 2018 and December 31, 2017 are as follow:

(In Thousands)	Less than Twelve Months		Twelve Months or Greater		Total
September 30, 2018	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
Held-to-maturity
U.S. Government agencies	$4,995	$(5)	$-	$-	$4,995	$(5)
Mortgage backed securities	3,956	(62)	-	-	3,956	(62)
Municipals	7,286	(76)	515	(20)	7,801	(96)
Total	$16,237	$(143)	$515	$(20)	$16,752	$(163)

Available-for-sale
U.S. Treasury Securities	$4,411	$(24)	$-	$-	$4,411	$(24)
U.S. Government agencies	-	-	4,887	(184)	4,887	(184)
Mortgage backed securities	103,398	(1,369)	184,747	(7,136)	288,145	(8,505)
Corporate bonds	4,292	(24)	100	(1)	4,392	(25)
Asset backed securities	10,361	(148)	18,700	(671)	29,061	(819)
Certificates of deposit	1,959	(17)	-	-	1,959	(17)
Municipals	53,633	(1,058)	18,486	(1,170)	72,119	(2,228)
Total	$178,054	$(2,640)	$226,920	$(9,162)	$404,974	$(11,802)

(In Thousands)	Less than Twelve Months		Twelve Months or Greater		Total
December 31, 2017	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
Held-to-maturity
Mortgage backed securities	$4,124	$(95)	$-	$-	$4,124	$(95)
Municipals	1,043	(3)	529	(23)	1,572	(26)
Total	$5,167	$(98)	$529	$(23)	$5,696	$(121)

Available-for-sale
U.S. Government agencies	$5,066	$(21)	$-	$-	$5,066	$(21)
Mortgage backed securities	193,844	(1,531)	43,190	(1,084)	237,034	(2,615)
Corporate bonds	2,630	(9)	-	-	2,630	(9)
Asset backed securities	13,299	(200)	8,945	(311)	22,244	(511)
Municipals	15,096	(693)	15,031	(540)	30,127	(1,233)
CRA mutual fund	-	-	1,379	(121)	1,379	(121)
Total	$229,935	$(2,454)	$68,545	$(2,056)	$298,480	$(4,510)

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ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

The Corporation evaluates securities for other-than-temporary impairment ("OTTI") on a quarterly basis and more frequently when economic or market conditions warrant such evaluation. Consideration is given to various factors in determining whether the Corporation anticipates a recovery in fair value such as: the length of time and extent to which the fair value has been less than cost, and the financial condition and underlying credit quality for the issuer. When analyzing an issuer's financial condition, the Corporation may consider whether the securities are issued by the federal government or its agencies, the sector or industry trends affecting the issuer, and whether any recent downgrades by bond rating agencies have occurred.

At September 30, 2018, there were 166 available-for-sale securities with unrealized losses totaling $11.8 million and thirteen held-to-maturity securities with unrealized losses of $163 thousand. The Corporation evaluated the investment portfolio for possible other-than-temporary impairment losses and concluded the unrealized losses were caused by interest rate fluctuations with no adverse change in cash flows noted. Based on this analysis and because the Corporation does not intend to sell securities in an unrealized loss position and it is more likely than not the Corporation will not be required to sell any securities before recovery of amortized cost basis, which may be at maturity, the Corporation does not consider any portfolio securities to be other-than-temporarily impaired.

Restricted stock

The Corporation’s investment in the Federal Home Loan Bank of Atlanta ("FHLB") stock totaled $11.9 million and $8.2 million at September 30, 2018 and December 31, 2017, respectively. FHLB stock is generally viewed as a long-term investment and as a restricted security which is carried at cost because there is no market for the stock other than the FHLB or member institutions. Therefore, when evaluating FHLB stock for impairment, its value is based on the ultimate recoverability of the par value rather than by recognizing temporary declines in value. The Corporation does not consider this investment to be other-than-temporarily impaired at September 30, 2018, and no impairment has been recognized. FHLB stock is shown in restricted stock on the consolidated balance sheets.

The Corporation also has an investment in FRB stock which totaled $9.3 million and $8.4 million at September 30, 2018 and December 31, 2017, respectively. The investment in FRB stock is a required investment and is carried at cost since there is no ready market. The Corporation does not consider this investment to be other-than-temporarily impaired at September 30, 2018, and no impairment has been recognized. FRB stock is shown in restricted stock on the consolidated balance sheets.

Securities Sold Under Agreements to Repurchase (Repurchase Agreements)

The Corporation enters into agreements under which it sells securities subject to an obligation to repurchase the same or similar securities. Under these arrangements, the Corporation may transfer legal control over the assets but still retain effective control through an agreement that both entitles and obligates the Corporation to repurchase the assets. As a result, these repurchase agreements are accounted for as collateralized financing agreements (i.e., secured borrowings) and not as a sale and subsequent repurchase of securities. The obligation to repurchase the securities is classified as a short-term borrowing in the Corporation’s consolidated balance sheets, while the securities underlying the repurchase agreements remain in the respective investment securities asset accounts. In other words, there is no offsetting or netting of the investment securities assets with the repurchase agreement liabilities. In addition, as the Corporation does not enter into reverse repurchase agreements, there is no such offsetting to be done with the repurchase agreements.

The right of setoff for a repurchase agreement resembles a secured borrowing, whereby the collateral would be used to settle the fair value of the repurchase agreement should the Corporation be in default (e.g., fails to make an interest payment to the counterparty). The collateral is held by a third-party financial institution in the Corporation’s custodial account. The Corporation has the right to sell or re-pledge the investment securities. The risks and rewards associated with the investment securities pledged as collateral (e.g. a decline or rise in the fair value of the investments) remains with the Corporation. As of September 30, 2018 and December 31, 2017, the obligations outstanding under these repurchase agreements totaled $37.6 million and $51.1 million, respectively, and were comprised of overnight sweep accounts. The fair value of the securities pledged in connection with these repurchase agreements at September 30, 2018 was $65.8 million in total and consisted of $19.4 million in municipal securities, $43.6 million in mortgage backed securities, $1.6 million in corporate bonds, and $1.2 million in certificates of deposit. The fair value of the securities pledged in connection with these repurchase agreements at December 31, 2017 was $63.3 million in total and consisted of $11.6 million in municipal securities, $47.4 million in mortgage backed securities, $1.7 million in corporate bonds, $1.2 million in asset backed securities and $1.4 million in the CRA mutual fund.

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ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

Note 4. Loans

The following table presents the composition of the loans held for investment portfolio at September 30, 2018 and December 31, 2017:

	September 30, 2018		December 31, 2017
(In Thousands)	Outstanding Amount	Percent of Total Portfolio	Outstanding Amount	Percent of Total Portfolio
Commercial real estate - owner occupied	$525,047	25.07%	$467,082	23.75%
Commercial real estate - nonowner occupied	467,495	22.32	436,083	22.18
Residential real estate	459,989	21.96	489,669	24.90
Commercial	507,269	24.22	451,101	22.94
Real estate construction	113,790	5.43	97,481	4.96
Consumer	20,680	1.00	24,942	1.27
Total loans	$2,094,270	100.00%	$1,966,358	100.00%
Less allowance for loan losses	17,349		15,805
Net loans	$2,076,921		$1,950,553

Unearned income and net deferred loan fees and costs totaled $3.9 million and $3.1 million at September 30, 2018 and December 31, 2017, respectively. Loans pledged to secure borrowings at the FHLB totaled $448.5 million and $492.2 million at September 30, 2018 and December 31, 2017, respectively.

Loans acquired in a transfer, including in business combinations, where there is evidence of credit deterioration since origination and it is probable at the date of acquisition that the Corporation will not collect all contractually required principal and interest payments, are accounted for as purchased impaired loans. Purchased impaired loans are initially recorded at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the historical allowance for credit losses related to these loans is not carried over.

Accounting for purchased impaired loans involves estimating fair value, at acquisition, using the principal and interest cash flows expected to be collected discounted at the prevailing market rate of interest. The excess of cash flows expected to be collected over the estimated fair value at the acquisition date is referred to as the accretable yield and is recognized in interest income using an effective yield method over the remaining life of the loans. The difference between contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference and is not recorded. Any decreases in cash flows expected to be collected (other than due to decreases in interest rate indices and changes in prepayment assumptions) will be charged to the provision for loan losses, resulting in an increase to the allowance for loan losses.

The following table presents the changes in the accretable yield for purchased impaired loans for the three and nine month periods ended September 30, 2018:

	September 30, 2018
(In Thousands)	Three Months Ended	Nine Months Ended
Accretable yield, beginning of period	$1,250	$244
Additions	-	-
Accretion	(170)	(306)
Reclassification from (to) nonaccretable difference	9	748
Other changes, net	57	460
Accretable yield, end of period	$1,146	$1,146

At September 30, 2018, none of the purchased non-credit impaired loans were classified as nonperforming assets. Therefore, interest income, through accretion of the difference between the carrying amount of the loans and the expected cash flows, is being recognized on all purchased non-credit impaired loans.

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ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

Loans are considered past due if a contractual payment is not made by the calendar day after the payment is due. However, for reporting purposes loans past due 1 to 29 days are excluded from loans past due and are included in the total for current loans in the table below. The delinquency status of the loans in the portfolio is shown below as of September 30, 2018 and December 31, 2017. Loans that were on non-accrual status are not included in any past due amounts.

	September 30, 2018
(In Thousands)	30-59 Days Past Due	60-89 Days Past Due	90 Days Or Greater	Total Past Due	Non- accrual Loans	Current Loans	Total Loans
Commercial real estate - owner occupied	$1,096	$-	$-	$1,096	$1,510	$522,441	$525,047
Commercial real estate - nonowner occupied	311	-	-	311	-	467,184	467,495
Residential real estate	1,024	-	-	1,024	1,161	457,804	459,989
Commercial	1,408	-	-	1,408	2,160	503,701	507,269
Real estate construction	-	-	-	-	614	113,176	113,790
Consumer	4	32	66	102	18	20,560	20,680
Total	$3,843	$32	$66	$3,941	$5,463	$2,084,866	$2,094,270

	December 31, 2017
(In Thousands)	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days	Total Past Due	Non- accrual Loans	Current Loans	Total Loans
Commercial real estate - owner occupied	$-	$-	$-	$-	$1,066	$466,016	$467,082
Commercial real estate - non-owner occupied	-	-	-	-	-	436,083	436,083
Residential real estate	655	140	213	1,008	-	488,661	489,669
Commercial	138	19	-	157	2,513	448,431	451,101
Real estate construction	-	-	-	-	865	96,616	97,481
Consumer	81	2	-	83	182	24,677	24,942
Total	$874	$161	$213	$1,248	$4,626	$1,960,484	$1,966,358

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ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

The following table includes an aging analysis of the recorded investment of purchased impaired loans included in the table above:

	September 30, 2018
(In Thousands)	30-59 Days Past Due	60-89 Days Past Due	90 Days Or Greater	Total Past Due	Non- accrual Loans	Current Loans	Total Loans
Commercial real estate - owner occupied	$-	$-	$349	$349	$-	$1,089	$1,438
Commercial real estate - nonowner occupied	-	-	-	-	-	934	934
Residential real estate	128	-	-	128	-	1,900	2,028
Commercial	9	-	-	9	99	-	108
Real estate construction	-	-	-	-	-	-	-
Consumer	-	-	-	-	-	-	-
Total	$137	$-	$349	$486	$99	$3,923	$4,508

Loans listed as non-performing are also placed on non-accrual status. The accrual of interest is discontinued at the time a loan is 90 days delinquent or when the credit deteriorates and there is doubt that the credit will be paid as agreed, unless the credit is well-secured and in process of collection. Once the loan is on non-accrual status, all accrued but unpaid interest is also charged-off, and all payments are used to reduce the principal balance. Once the principal balance is repaid in full, additional payments are taken into income. A loan may be returned to accrual status if the borrower shows renewed willingness and ability to repay under the terms of the loan agreement. The risk profile based upon payment activity is shown below.

	September 30, 2018			December 31, 2017
(In Thousands)	Non- performing	Performing	Total Loans	Non- performing	Performing	Total Loans
Commercial real estate - owner occupied	$1,510	$523,537	$525,047	$1,066	$466,016	$467,082
Commercial real estate - nonowner occupied	-	467,495	467,495	-	436,083	436,083
Residential real estate	1,161	458,828	459,989	-	489,669	489,669
Commercial	2,160	505,109	507,269	2,513	448,588	451,101
Real estate construction	614	113,176	113,790	865	96,616	97,481
Consumer	18	20,662	20,680	182	24,760	24,942
Total	$5,463	$2,088,807	$2,094,270	$4,626	$1,961,732	$1,966,358

Identifying and Classifying Portfolio Risks by Risk Rating

At origination, loans are categorized into risk categories based upon original underwriting. Subsequent to origination, management evaluates the collectability of all loans in the portfolio and assigns a proprietary risk rating. Ratings range from the highest to lowest quality based on factors including measurements of ability to pay, collateral type and value, borrower stability, management experience, and credit enhancements. These ratings are consistent with the bank regulatory rating system.

A loan may have portions of its balance in one rating and other portions in a different rating. The Bank may use these “split ratings” when factors cause loan loss risk to exist for part, but not all of the principal balance. Split ratings may also be used where cash collateral or a government agency has provided a guaranty that partially covers a loan.

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ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

For clarity of presentation, the Corporation’s loan portfolio is profiled below in accordance with the risk rating framework that has been commonly adopted by the federal banking agencies. The definitions of the various risk rating categories are as follows:

Pass: The condition of the borrower and the performance of the loan are satisfactory or better.

Special Mention: Loans with one or more potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or in the borrower's credit position at some future date.

Substandard: Loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness, or weaknesses, that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful: Loans have all the weaknesses inherent in one classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loss: Loans are considered uncollectible and their continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, and a partial recovery may be effected in the future. It is the Bank’s policy to charge-off any loan once the risk rating is classified as loss.

The following tables present the recorded investment of loans that have been risk rated in accordance with the internal classification system:

September 30, 2018
(In Thousands)	Commercial Real Estate Owner Occupied	Commercial Real Estate Non-Owner Occupied	Residential Real Estate	Commercial	Real Estate Construction	Consumer	Total
Pass	$523,837	$468,660	$457,591	$503,703	$109,493	$20,659	$2,083,943
Special Mention	722	-	636	1,877	4,351	-	7,586
Substandard	1,510	-	1,911	2,438	614	18	6,491
Doubtful	-	-	-	134	-	-	134
Loss	-	-	-	-	-	-	-
Unearned income	(1,022)	(1,165)	(149)	(883)	(668)	3	(3,884)
Ending Balance	$525,047	$467,495	$459,989	$507,269	$113,790	$20,680	$2,094,270

December 31, 2017
(In Thousands)	Commercial Real Estate Owner Occupied	Commercial Real Estate Non-Owner Occupied	Residential Real Estate	Commercial	Real Estate Construction	Consumer	Total
Pass	$465,464	$437,087	$487,800	$448,540	$92,522	$24,928	$1,956,341
Special Mention	1,639	-	189	1,615	5,349	-	8,792
Substandard	758	-	1,835	1,750	-	10	4,353
Doubtful	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-
Unearned income	(779)	(1,004)	(155)	(804)	(390)	4	(3,128)
Ending Balance	$467,082	$436,083	$489,669	$451,101	$97,481	$24,942	$1,966,358

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ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

Impaired Loans

A loan is classified as impaired when it is deemed probable by management’s analysis that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement, or the recorded investment in the impaired loan is greater than the present value of expected future cash flows, discounted at the loan's effective interest rate. In the case of an impaired loan, management conducts an analysis which identifies if a quantifiable potential loss exists, and takes the necessary steps to record that loss when it has been identified as uncollectible.

As the ultimate collectability of the total principal of an impaired loan is in doubt, the loan is placed on non-accrual status with all payments applied to principal under the cost-recovery method. As the Bank does not utilize the cash-basis method of accounting for impaired loans, the Bank did not recognize interest income in association with its impaired loans during the first three or nine months of 2018 and 2017.

The table below shows the results of management’s analysis of impaired loans, excluding purchased impaired loans, as of September 30, 2018 and December 31, 2017:

	September 30, 2018
(In Thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no specific related allowance recorded:
Commercial real estate - owner occupied	$1,510	$1,651	$-
Commercial real estate - nonowner occupied	-	-	-
Residential real estate	1,000	1,052	-
Commercial	369	685	-
Real estate construction	614	734	-
Consumer	16	17	-
Total with no specific related allowance	$3,509	$4,139	$-
With a specific related allowance recorded:
Commercial real estate loans - owner occupied	$-	$-	$-
Commercial real estate loans - nonowner occupied	-	-	-
Residential real estate	161	163	5
Commercial	1,791	1,793	340
Real estate construction	-	-	-
Consumer	2	2	3
Total with a specific related allowance	$1,954	$1,958	$348
Total	$5,463	$6,097	$348

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ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

	December 31, 2017
(In Thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no specific related allowance recorded:
Commercial real estate - owner occupied	$1,066	$1,092	$-
Commercial real estate - nonowner occupied	-	-	-
Residential real estate	-	-	-
Commercial	747	1,080	-
Real estate construction	-	-	-
Consumer	145	155	-
Total with no specific related allowance	$1,958	$2,327	$-
With a specific related allowance recorded:
Commercial real estate - owner occupied	$-	$-	$-
Commercial real estate - nonowner occupied	-	-	-
Residential real estate	-	-	-
Commercial	1,766	1,817	234
Real estate construction	865	952	186
Consumer	37	38	-
Total with a specific related allowance	$2,668	$2,807	$420
Total	$4,626	$5,134	$420

The table below shows the average recorded investment in impaired loans, excluding purchased impaired loans, by class of loan:

	Average Recorded Investment
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(In Thousands)	2018	2017	2018	2017
Commercial real estate - owner occupied	$1,656	$194	$1,741	$1,075
Commercial real estate - nonowner occupied	-	1,002	-	-
Residential real estate	824	960	756	-
Commercial	2,528	1,339	3,066	3,395
Real estate construction	751	3,487	869	923
Consumer	21	3	22	179
Total	$5,780	$6,985	$6,454	$5,572

The “Recorded Investment” amounts in the table above represent the outstanding principal balance net of charge-offs and non-accrual payments to principal on each loan represented in the table. The “Unpaid Principal Balance” represents the outstanding principal balance on each loan represented in the table plus any amounts that have been charged-off on each loan and non-accrual payments applied to principal.

Troubled Debt Restructurings ("TDR")

A TDR is a formal restructure of a loan when the Bank, for economic or legal reasons related to the borrower's financial difficulties, grants a concession to a borrower. The Bank classifies these transactions as a TDR if the transaction meets the following conditions: an existing credit agreement must be formally renewed, extended and/or modified; the borrower must be experiencing financial difficulty; and the Bank has granted a concession that it would not otherwise consider.

Once identified as a TDR, a loan is considered to be impaired, and an impairment analysis is performed for the loan individually, rather than under a general loss allowance based on the loan type and risk rating. Any resulting shortfall is charged-off. This method is used consistently for all segments of the portfolio.

Normally, loans identified as TDRs would be placed on non-accrual status and considered non-performing until sufficient history of timely collection or payment has occurred that allows them to return to performing status, generally six months.

One residential real estate loan with a balance of $86 thousand was modified in connection with a TDR during the nine month period ended September 30, 2018. The modification granted the borrower reduced payments for the period of one year. There were no material financial effects as a direct result of this modification. Two commercial loans with balances totaling $956 thousand were modified during the three month and nine month periods ended September 30, 2017. The modifications granted these borrowers restructured payment terms and did not have a material financial effect as a direct result of these modifications. There were no loans modified in connection with a TDR during the three months ended September 2018.

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ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

The table below shows the results of management's analysis of troubled debt restructurings as of September 30, 2018 and December 31, 2017.

	September 30, 2018			December 31, 2017
(In Thousands)	Number of Loans	Outstanding Balance	Recorded Investment	Number of Loans	Outstanding Balance	Recorded Investment
Performing:
Commercial real estate - owner occupied	1	$320	$320	1	$327	$327
Commercial real estate - nonowner occupied	-	-	-	-	-	-
Residential real estate	1	85	85	1	208	166
Commercial	-	-	-	1	594	594
Real estate construction	-	-	-	-	-	-
Consumer	-	-	-	-	-	-
Non-performing:
Commercial real estate - owner occupied	-	-	-	-	-	-
Commercial real estate - nonowner occupied	-	-	-	-	-	-
Residential real estate	-	-	-	-	-	-
Commercial	2	550	263	2	769	511
Real estate construction	1	733	614	1	865	865
Consumer	-	-	-	-	-	-
Total	5	$1,688	$1,282	6	$2,763	$2,463

The specific valuation allowance related to TDRs was $10 thousand as of September 30, 2018 and $186 thousand at December 31, 2017.

There were no outstanding commitments to lend additional amounts to TDR borrowers at September 30, 2018 or December 31, 2017.

There were no TDR payment defaults during the nine months ended September 30, 2018 and 2017. For purposes of this disclosure, a TDR payment default occurs when, within twelve months of the original TDR modification, either a full or partial charge-off occurs or a TDR becomes 90 or more past due.

Note 5. Allowance for Loan and Lease Losses

The allowance for loan and lease losses totaled $17.3 million and $15.8 million at September 30, 2018 and December 31, 2017, respectively. The allowance for loan and lease losses was equivalent to 0.83% and 0.80% of total loans held for investment at September 30, 2018 and December 31, 2017, respectively. Adequacy of the allowance is assessed and the allowance is increased by provisions for loan losses charged to expense no less than quarterly. Charge-offs are taken when a loan is identified as uncollectible.

The methodology by which we systematically determine the amount of our allowance is set forth by the Board of Directors in our Credit Risk Management Policy and implemented by management. The results of the analysis are documented, reviewed, and approved by the Board of Directors no less than quarterly. Quarterly, or more frequently if warranted, the Bank analyzes the collectability of its loan and leases held for investment portfolio. This analysis results in an ALLL level that the Bank’s management deems appropriate and consistent with regulatory guidance and generally accepted accounting principles. Regulatory guiding principles originate from the Interagency Policy Statement on the Allowance for Loan and Lease Losses.

The level of the allowance for loan and lease losses is determined by management through an ongoing, detailed analysis of historical loss rates and risk characteristics. Management evaluates the collectability of the portfolio through several methods: review of relationships with revolving credit facilities, internal loan review and third party review by auditors and regulators. A conventional risk rating scale and definitions are contained within the framework prescribed by the Bank’s Credit Risk Management Policy. Any loan that is deemed to have potential or well defined weaknesses that may jeopardize collection in full is analyzed and may be charged off or a specific reserve may be assigned if the loan is deemed to be impaired.

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ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

During the risk rating verification process, each loan identified as inadequately protected by the paying capacity of the obligor or of the collateral pledged is considered impaired and is placed on non-accrual status. On these loans, management measures the potential impairment of the individual loan and may set aside a specific reserve. Any amounts deemed uncollectible during that analysis are charged-off.

For the remaining loans, Bank management calculates the probability of loss using the risk rating for each of the following loan types: Commercial Real Estate - Owner Occupied, Commercial Real Estate - Non-Owner Occupied, Residential Real Estate, Commercial, Real Estate Construction, and Consumer. Management calculates the historical loss rate in each group by risk rating using a period of at least six years. This historical loss rate may then be adjusted based on management’s assessment of internal and external environmental factors which include, but are not limited to unemployment, office vacancy rates, and any concentrations that exist within the portfolio. This adjustment is intended to account for changes between the historical and current economic environment in addition to changes in the ongoing management of the portfolio which affects potential losses.

Once complete, management uses several characteristics in addition to its experience to compare the condition of the portfolio and determine if it is directionally consistent with other banks in its peer group. Based on this analysis, management aggregates the probability of loss of the remaining portfolio based on the specific and general allowances and may reserve additional amounts to the allowance as needed.

At the request of management and the Board of Directors, internal auditors, independent consultants engaged by the Bank and regulators review the adequacy and methodology on a regular basis, and no material adjustments to the allowance have been required.

The following tables provide detailed information about the allowance for loan losses as of and for the periods indicated.

As of and for the Three Months Ended September 30, 2018
(In Thousands)	Commercial Real Estate Owner Occupied	Commercial Real Estate Nonowner Occupied	Residential Real Estate	Commercial	Real Estate Construction	Consumer	Total

Balance at June 30, 2018	$3,093	$3,344	$1,695	$7,464	$856	$91	$16,543
Charge-offs	-	-	(6)	(30)	-	(7)	(43)
Recoveries	-	-	57	90	-	2	149
Provision	669	(552)	49	474	37	23	700
Balance at September 30, 2018	$3,762	$2,792	$1,795	$7,998	$893	$109	$17,349

As of and for the Nine Months Ended September 30, 2018
Balance at December 31, 2017	$4,280	$3,104	$2,181	$5,450	$706	$84	$15,805
Charge-offs	(58)	(677)	(6)	(31)	-	(129)	(901)
Recoveries	-	-	85	254	-	4	343
Provision	(460)	365	(465)	2,325	187	150	2,102
Balance at September 30, 2018	$3,762	$2,792	$1,795	$7,998	$893	$109	$17,349

Ending allowance balance attributable to loans:
Individually evaluated for impairment	$-	$-	$5	$340	$-	$3	$348
Collectively evaluated for impairment	3,762	2,792	1,790	7,658	893	106	17,001
Total ending allowance balance	$3,762	$2,792	$1,795	$7,998	$893	$109	$17,349

Individually evaluated for impairment	$1,510	$-	$1,161	$2,160	$614	$18	$5,463
Collectively evaluated for impairment	522,099	466,561	456,800	505,001	113,176	20,662	2,084,299
Purchased impaired loans	1,438	934	2,028	108	-	-	4,508
Total ending loans balance	$525,047	$467,495	$459,989	$507,269	$113,790	$20,680	$2,094,270

21

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

As of and for the Twelve Months Ended December 31, 2017
(In Thousands)	Commercial Real Estate Owner Occupied	Commercial Real Estate Nonowner Occupied	Residential Real Estate	Commercial	Real Estate Construction	Consumer	Total

Balance at December 31, 2016	$2,943	$2,145	$2,510	$7,053	$1,277	$80	$16,008
Charge-offs	-	-	-	(7,457)	-	(27)	(7,484)
Recoveries	17	-	131	209	-	5	362
Provision	1,320	959	(460)	5,645	(571)	26	6,919
Balance at December 31, 2017	$4,280	$3,104	$2,181	$5,450	$706	$84	$15,805

Ending allowance balance attributable to loans:
Individually evaluated for impairment	$-	$-	$-	$234	$186	$-	$420
Collectively evaluated for impairment	4,280	3,104	2,181	5,216	520	84	15,385
Total ending allowance balance	$4,280	$3,104	$2,181	$5,450	$706	$84	$15,805

Individually evaluated for impairment	$1,066	$-	$-	$2,513	$865	$182	$4,626
Collectively evaluated for impairment	464,357	435,109	487,556	448,412	96,616	24,713	1,956,763
Purchased impaired loans	1,659	974	2,113	176	-	47	4,969
Total ending loans balance	$467,082	$436,083	$489,669	$451,101	$97,481	$24,942	$1,966,358

22

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended September 30, 2017
(In Thousands)	Commercial Real Estate Owner Occupied	Commercial Real Estate Nonowner Occupied	Residential Real Estate	Commercial	Real Estate Construction	Consumer	Total

Balance at June 30, 2017	$3,037	$2,691	$2,382	$5,595	$877	89	$14,671
Charge-offs	-	-	-	-	-	-	-
Recoveries	-	-	107	14	-	-	121
Provision	670	651	(178)	(52)	(188)	(3)	900
Balance at September 30, 2017	$3,707	$3,342	$2,311	$5,557	$689	$86	$15,692

As of and for the Nine Months Ended September 30, 2017
Balance at December 31, 2016	$2,943	$2,145	$2,510	$7,053	$1,277	80	$16,008
Charge-offs	-	-	(1)	(3,828)	-	(6)	(3,835)
Recoveries	18	-	128	171	-	2	319
Provision	746	1,197	(326)	2,161	(588)	10	3,200
Balance at September 30, 2017	$3,707	$3,342	$2,311	$5,557	$689	$86	$15,692

Ending allowance balance attributable to loans:
Individually evaluated for impairment	$-	$-	$-	$477	$223	$-	$700
Collectively evaluated for impairment	3,707	3,342	2,311	5,080	466	86	14,992
Total ending allowance balance	$3,707	$3,342	$2,311	$5,557	$689	$86	$15,692

Individually evaluated for impairment	$-	$-	$572	$5,236	$26	$3	$5,837
Collectively evaluated for impairment	442,033	434,261	509,674	444,120	104,167	25,078	1,959,333
Purchased impaired loans	$1,095	$920	$2,375	$94	$-	$6	$4,490
Total ending loans balance	$443,128	$435,181	$512,621	$449,450	$104,193	$25,087	$1,969,660

23

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

Note 6. Earnings Per Share

The following table shows the calculation of both basic and diluted earnings per share (“EPS”) for the three and nine months ended September 30, 2018 and 2017, respectively. The numerator of both the basic and diluted EPS is equivalent to net income. The weighted average number of shares outstanding used as the denominator for diluted EPS is increased over the denominator used for basic EPS by the effect of potentially dilutive common stock options utilizing the treasury stock method.

	For the Three Months Ended September 30,
(In thousands, except for share and per share data)	2018	2017
Basic earnings per share:
Net income	$9,610	$7,002
Weighted average shares outstanding	20,847,319	20,409,696
Basic earnings per share	$0.46	$0.34
Diluted earnings per share:
Net income	$9,610	$7,002
Weighted average shares outstanding	20,847,319	20,409,696
Dilutive effect of stock options	77,928	99,179
Weighted average diluted shares outstanding	20,925,247	20,508,875
Diluted earnings per share	$0.46	$0.34

24

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

	For the Nine Months Ended September 30,
(In thousands, except for share and per share data)	2018	2017
Basic earnings per share:
Net income	$26,658	$13,455
Weighted average shares outstanding	20,734,621	17,156,521
Basic earnings per share	$1.28	$0.77
Diluted earnings per share:
Net income	$26,658	$13,455
Weighted average shares outstanding	20,734,621	17,156,521
Dilutive effect of stock options	86,475	116,846
Weighted average diluted shares outstanding	20,821,096	17,273,367
Diluted earnings per share	$1.28	$0.77

None of the stock options were considered anti-dilutive as of September 30, 2018 and 2017.

Note 7. Segment Reporting

The Corporation has three reportable segments: commercial banking, mortgage banking, and trust and wealth management. Revenues from commercial banking operations consist primarily of interest earned on loans and securities and fees from deposit services. Mortgage banking operating revenues consist principally of interest earned on mortgage loans held for sale, gains on sales of loans in the secondary mortgage market, and loan origination fee income. Trust and wealth management operating revenues consist principally of transactional fees charged to clients as well as fees for portfolio asset management.

The commercial banking segment provides the mortgage banking segment (“Mortgage Division”) with the short-term funds needed to originate mortgage loans through a warehouse line of credit and charges the mortgage banking segment interest based on the prime rate. These transactions are eliminated in the consolidation process.

The “Other” column in the following table includes the operations of the Corporation and Access Real Estate. The primary source of income for the Corporation is derived from dividends from the Bank and its primary expense relates to costs incurred by the Corporation in connection with its annual audits, directors' fees, and other professional fees and expenses associated with being a publicly held entity. The primary source of income for Access Real Estate is derived from rents received from the Bank.

The following tables present segment information as of and for the three months ended September 30, 2018 and 2017:

	September 30, 2018
(In Thousands)	Commercial Banking	Mortgage Banking	Trust & Wealth Management	Other	Eliminations	Consolidated Totals
Revenues:
Interest income	$28,957	$451	$4	$9	$(109)	$29,312
Gain on sales of loans	-	4,465	-	-	-	4,465
Other revenues	2,152	(743)	1,688	219	(337)	2,979
Total operating revenues	31,109	4,173	1,692	228	(446)	36,756
Expenses:
Interest expense	5,169	41	-	146	(109)	5,247
Salaries and employee benefits	7,800	2,284	979	-	50	11,113
Other expenses	6,684	819	552	885	(387)	8,553
Total operating expenses	19,653	3,144	1,531	1,031	(446)	24,913
Income (loss) before income taxes	$11,456	$1,029	$161	$(803)	$-	$11,843
Total assets	$2,978,843	$38,763	$13,166	$26,808	$(36,257)	$3,021,323

25

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

	September 30, 2017
(In Thousands)	Commercial Banking	Mortgage Banking	Trust & Wealth Management	Other	Eliminations	Consolidated Totals
Revenues:
Interest income	$27,429	$299	$4	$5	$(45)	$27,692
Gain on sales of loans	-	5,594	-	-	-	5,594
Other revenues	1,977	(740)	1,617	312	(237)	2,929
Total operating revenues	29,406	5,153	1,621	317	(282)	36,215
Expenses:
Interest expense	3,072	(25)	-	96	(45)	3,098
Salaries and employee benefits	7,334	2,898	868	-	-	11,100
Other expenses	8,724	1,149	1,850	1,107	(237)	12,593
Total operating expenses	19,130	4,022	2,718	1,203	(282)	26,791
Income (loss) before income taxes	$10,276	$1,131	$(1,097)	$(886)	$-	$9,424
Total assets	$2,810,037	$26,485	$41,002	$19,756	$(24,211)	$2,873,069

The following table presents segment information as of and for the nine months ended September 30, 2018 and 2017.

	September 30, 2018
(In Thousands)	Commercial Banking	Mortgage Banking	Trust & Wealth Management	Other	Eliminations	Consolidated Totals
Revenues:
Interest income	$82,085	$1,155	$9	$21	$(128)	$83,142
Gain on sales of loans	-	11,453	-	-	-	11,453
Other revenues	5,291	899	6,155	1,128	(997)	12,476
Total operating revenues	87,376	13,507	6,164	1,149	(1,125)	107,071
Expenses:
Interest expense	12,593	(72)	-	424	(128)	12,817
Salaries and employee benefits	24,052	8,291	3,002	-	25	35,370
Other expenses	20,261	2,496	1,694	2,669	(1,022)	26,098
Total operating expenses	56,906	10,715	4,696	3,093	(1,125)	74,285
Income (loss) before income taxes	$30,470	$2,792	$1,468	$(1,944)	$-	$32,786
Total assets	$2,978,843	$38,763	$13,166	$26,808	$(36,257)	$3,021,323

26

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

	September 30, 2017
(In Thousands)	Commercial Banking	Mortgage Banking	Trust & Wealth Management	Other	Eliminations	Consolidated Totals
Revenues:
Interest income	$67,740	$846	$7	$17	$(225)	$68,385
Gain on sales of loans	-	14,985	-	-	-	14,985
Other revenues	4,445	(306)	4,195	975	(883)	8,426
Total operating revenues	72,185	15,525	4,202	992	(1,108)	91,796
Expenses:
Interest expense	7,796	18	-	337	(225)	7,926
Salaries and employee benefits	19,992	9,122	2,686	-	-	31,800
Other expenses	20,173	3,246	2,541	7,537	(883)	32,614
Total operating expenses	47,961	12,386	5,227	7,874	(1,108)	72,340
Income (loss) before income taxes	$24,224	$3,139	$(1,025)	$(6,882)	$-	$19,456
Total assets	$2,810,037	$26,485	$41,002	$19,756	$(24,211)	$2,873,069

Note 8. Fair Value Measurements

Fair value pursuant to FASB ASC 820-10, Fair Value Measurements and Disclosures, is the exchange price, in an orderly transaction that is not a forced liquidation or distressed sale, between market participants to sell an asset or transfer a liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. The transaction to sell the asset or transfer the liability is a hypothetical transaction at the measurement date, considered from the perspective of a market participant that holds the asset or liability. FASB ASC 820-10 provides a consistent definition of fair value which focuses on exit price and prioritizes, within a measurement of fair value, the use of market-based inputs over entity specific inputs. In addition, FASB ASC 820-10 provides a framework for measuring fair value and establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. Transfers between levels of the fair value hierarchy are recognized on the actual dates of the event or circumstances that caused the transfer, which generally coincides with the Corporation’s monthly and/or quarterly valuation process.

The standard describes three levels of inputs that may be used to measure fair values:

Level 1.	Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2.	Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3.	Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Corporation used the following methods to determine the fair value of each type of financial instrument:

Investment securities: Fair values for securities available-for-sale are obtained from an independent pricing service. The prices are not adjusted. The independent pricing service uses industry-standard models to price U.S. Government agency obligations and mortgage backed securities that consider various assumptions, including time value, yield curves, volatility factors, prepayment speeds, default rates, loss severity, current market and contractual prices for the underlying financial instruments, as well as other relevant economic measures. Securities of obligations of state and political subdivisions are valued using a type of matrix, or grid, pricing in which securities are benchmarked against the treasury rate based on credit rating.

27

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

Substantially all assumptions used by the independent pricing service are observable in the marketplace, can be derived from observable data, or are supported by observable levels at which transactions are executed in the marketplace (Level 2). For securities not traded in active markets, the Corporation utilizes the services of an independent valuation firm (Level 3).

CRA mutual fund: The fair value of the CRA mutual fund is determined by the net asset value of the fund (Level 1). This asset was sold during the third quarter of 2018.

Residential loans held for sale: The fair value of loans held for sale is determined using quoted prices for similar assets, adjusted for specific attributes of that loan (Level 2).

Derivative financial instruments: Derivative instruments are used to hedge residential mortgage loans held for sale and the related interest-rate lock commitments and include forward commitments to sell mortgage loans and mortgage backed securities as further described in Note 11. The fair values of derivative financial instruments are based on derivative market data inputs as of the valuation date and the underlying value of mortgage loans for interest rate lock commitments (Level 3).

Derivative instruments are also in the form of interest rate swaps and an interest rate cap. Interest rate swaps and the cap are recorded at fair value based on third party vendors who compile prices from various sources and may determine fair value of identical or similar instruments by using pricing models that consider observable market data (Level 2). The interest rate swaps and cap are further described in Note 16.

Impaired loans: The fair values of impaired loans are measured on a nonrecurring basis as the fair value of the loan’s collateral for collateral-dependent loans. Collateral may be in the form of real estate or business assets including equipment, inventory, and accounts receivable. The use of discounted cash flow models and management’s best judgment are significant inputs in arriving at the fair value measure of the underlying collateral (Level 3).

Other real estate owned: The fair value of other real estate owned, which consists of real estate that has been foreclosed, is recorded at the lower of fair value less selling expenses or the book balance prior to foreclosure. Write downs are provided for subsequent declines in value and are recorded in other operating expenses (Level 3).

Assets and liabilities measured at fair value under FASB ASC 820-10 on a recurring and non-recurring basis, including financial assets and liabilities for which the Corporation has elected the fair value option as of September 30, 2018 and December 31, 2017 are summarized below:

	Fair Value Measurement at September 30, 2018 Using
Description	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)
Financial Assets-Recurring
Available-for-sale investment securities
U.S. Treasury	$4,411	$-	$4,411	$-
U.S. Government agencies	4,887	-	4,887	-
Mortgage backed	288,157	-	288,157	-
Corporate bonds	4,493	-	4,493	-
Asset backed securities	32,120	-	27,880	4,240
Certificates of deposit	1,959	-	1,959	-
Municipals	88,418	-	88,418	-
Total available-for-sale investment securities	424,445	-	420,205	4,240
CRA Mutual fund	-	-	-	-
Residential loans held for sale	36,600	-	36,600	-
Derivative assets	618	-	-	618
Total Financial Assets-Recurring	$461,663	$-	$456,805	$4,858
Financial Liabilities-Recurring
Derivative liabilities	$224	$-	$-	$224
Total Financial Liabilities-Recurring	$224	$-	$-	$224
Financial Assets-Non-Recurring
Impaired loans (1)	$1,507	$-	$-	$1,507
OREO	-	-	-	-
Total Financial Assets-Non-Recurring	$1,507	$-	$-	$1,507

(1)	Represents the carrying value of loans for which adjustments are based on the appraised value of the collateral, if collateral dependent, or the present value of expected future cash flows, discounted at the loan's effective interest rate.

28

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

	Fair Value Measurement at December 31, 2017 Using
Description	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)
Financial Assets-Recurring
Available-for-sale investment securities
U.S. Treasury notes	$50	$50	$-	$-
U.S. Government agency	5,065	-	5,065	-
Mortgage backed	260,455	-	260,455	-
Corporate bonds	4,482	-	4,482	-
Asset backed securities	33,600	-	29,321	4,279
Certificates of deposit	1,981	-	1,981	-
Municipals	100,434	-	100,434	-
CRA Mutual fund	1,379	1,379	-	-
Total available-for-sale investment securities	407,446	1,429	401,738	4,279
Residential loans held for sale	31,999	-	31,999	-
Derivative assets	420	-	-	420
Total Financial Assets-Recurring	$439,865	$1,429	$433,737	$4,699
Financial Liabilities-Recurring
Derivative liabilities	$195	$-	$-	$195
Total Financial Liabilities-Recurring	$195	$-	$-	$195
Financial Assets-Non-Recurring
Impaired loans (1)	$2,248	$-	$-	$2,248
OREO	-	-	-	-
Total Financial Assets-Non-Recurring	$2,248	$-	$-	$2,248

(1)	Represents the carrying value of loans for which adjustments are based on the appraised value of the collateral, if collateral dependent, or the present value of expected future cash flows, discounted at the loan's effective interest rate.

29

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

The changes in Level 3 assets and liabilities measured at fair value on a recurring basis are summarized as follows for three and nine month periods ended September 30, 2018 and 2017:

	Derivative Assets	Derivative Liabilities	Securities Available-for- Sale	Total
	(In Thousands)
Balance July 1, 2018	$616	$(476)	$4,232	$4,372
Realized and unrealized gains (losses) included in earnings	(20)	282	-	262
Unrealized gains (losses) included in other comprehensive income	22	(30)	8	-
Purchases, settlements, paydowns, and maturities	-	-	-	-
Transfer into Level 3	-	-	-	-
Balance September 30, 2018	$618	$(224)	$4,240	$4,634

	Derivative Assets	Derivative Liabilities	Securities Available-for- Sale	Total
	(In Thousands)
Balance July 1, 2017	$688	$(222)	$4,226	$4,692
Realized and unrealized gains (losses) included in earnings	(207)	9	-	(198)
Unrealized gains (losses) included in other comprehensive income	6	21	95	122
Purchases, settlements, paydowns, and maturities	-	-	-	-
Transfer into Level 3	-	-	-	-
Balance September 30, 2017	$487	$(192)	$4,321	$4,616

	Derivative Assets	Derivative Liabilities	Securities Available-for- Sale	Total
	(In Thousands)
Balance January 1, 2018	$420	$(195)	$4,279	$4,504
Realized and unrealized gains (losses) included in earnings	43	36	-	79
Unrealized gains (losses) included in other comprehensive income	155	(65)	(39)	51
Purchases, settlements, paydowns, and maturities	-	-	-	-
Transfer into Level 3	-	-	-	-
Balance September 30, 2018	$618	$(224)	$4,240	$4,634

	Derivative Assets	Derivative Liabilities	Securities Available-for- Sale	Total
	(In Thousands)
Balance January 1, 2017	$993	$(325)	$4,500	$5,168
Realized and unrealized gains (losses) included in earnings	(557)	298	-	(259)
Unrealized gains (losses) included in other comprehensive income	51	(165)	(179)	(293)
Purchases, settlements, paydowns, and maturities	-	-	-	-
Transfer into Level 3	-	-	-	-
Balance September 30, 2017	$487	$(192)	$4,321	$4,616

30

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

The following tables present quantitative information as of September 30, 2018 and December 31, 2017 about Level 3 fair value measurements for assets measured at fair value:

September 30, 2018
Description	Fair Value	Valuation Techniques	Unobservable Input	Range (Weighted Average)
	(In Thousands)
Financial Assets - Recurring
Asset-backed securities	$4,240	Discounted cash flows	Discount rate	3% - 6% (5.0%)
Derivative assets	618	Market pricing (3)	Estimated pullthrough	75% - 90% (83.6%)
Derivative liabilities	224	Market pricing (3)	Estimated pullthrough	75% - 90% (83.6%)
Financial Assets - Non-recurring
Impaired loans - Real estate secured	$156	Appraisal of collateral (1)	Liquidation expenses (2)	0% - 15% (10%)
Impaired loans - Non-real estate secured	$1,451	Discounted cash flows	Discount rate and liquidation expenses (2)	3% - 6% (5.0%) 0% - 10% (10.0%)
OREO	$-	Appraisal of collateral (1)	Discounts to reflect current market conditions and estimated selling costs	10%

(1)	Fair value is generally determined through independent appraisals of the underlying collateral on real estate secured loans, which generally include various Level 3 inputs which are not identifiable.

(2)	Valuations of impaired loans may be adjusted by management for qualitative factors such as liquidation expenses. The range and weighted average of liquidation expense adjustments are presented as a percent of the appraisal.

(3)	Market pricing on derivative assets and liabilities is adjusted by management for the anticipated percent of derivative assets and liabilities that will create a realized gain or loss. The range and weighted average of estimated pull-through is presented.

31

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

December 31, 2017
Description	Fair Value	Valuation Techniques	Unobservable Input	Range (Weighted Average)
	(In Thousands)
Financial Assets - Recurring
Asset-backed securities	$4,279	Discounted cash flows	Discount rate	3% - 6% (5.0%)
Derivative assets	$420	Market pricing (3)	Estimated pullthrough	75% - 90% (89.0%)
Derivative liabilities	$195	Market pricing (3)	Estimated pullthrough	75% - 90% (89.0%)
Financial Assets - Non-recurring
Impaired loans - Real estate secured	$2,211	Appraisal of collateral (1)	Liquidation expenses (2)	0% - 15% (10%)
Impaired loans - Non-real estate secured	$37	Discounted cash flows	Discount rate and liquidation expenses (2)	3% - 6% (5.0) 0% - 10% (5%)
OREO	$-	Appraisal of collateral (1)	Discounts to reflect current market conditions and estimated selling costs	10%

(1)	Fair value is generally determined through independent appraisals of the underlying collateral on real estate secured loans, which generally include various Level 3 inputs which are not identifiable.

(2)	Valuations of impaired loans may be adjusted by management for qualitative factors such as liquidation expenses. The range and weighted average of liquidation expense adjustments are presented as a percent of the appraisal.

(3)	Market pricing on derivative assets and liabilities is adjusted by management for the anticipated percent of derivative assets and liabilities that will create a realized gain or loss. The range and weighted average of estimated pull-through is presented.

Financial instruments recorded using FASB ASC 825-10

Under FASB ASC 825-10, the Corporation may elect to report most financial instruments and certain other items at fair value on an instrument-by-instrument basis with changes in fair value reported in net income. After the initial adoption, the election is made at the acquisition of an eligible financial asset, financial liability or firm commitment or when certain specified reconsideration events occur. The fair value election, with respect to an item, may not be revoked once an election is made.

The following tables reflect the difference between the fair value carrying amount of residential mortgage loans held for sale, measured at fair value under FASB ASC 825-10, and the aggregate unpaid principal amount the Corporation is contractually entitled to receive at maturity.

	September 30, 2018
(In Thousands)	Aggregate Fair Value	Difference	Contractual Principal
Residential mortgage loans held for sale	$36,600	$981	$35,619

	December 31, 2017
(In Thousands)	Aggregate Fair Value	Difference	Contractual Principal
Residential mortgage loans held for sale	$31,999	$1,102	$30,897

The Corporation has elected to account for residential loans held for sale at fair value to eliminate the mismatch that would occur by recording changes in market value on derivative instruments used to hedge loans held for sale while carrying the loans at the lower of cost or market.

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ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

The following methods and assumptions were used to estimate the fair value of each class of financial instruments (not previously described) for which it is practicable to estimate that value:

Cash and Short-Term Investments

For those short-term instruments, the carrying amount is a reasonable estimate of fair value. As such they are classified as Level 1 for noninterest-bearing deposits and Level 2 for interest-bearing deposits due from banks or federal funds sold.

Restricted Stock

It is not practical to determine the fair value of restricted stock due to the restrictions placed on its transferability.

Loans, Net of Allowance

For certain homogeneous categories of loans, such as some residential mortgages, and other consumer loans, fair value is estimated from the standpoint of an exit price which is the estimated price that would be paid by a prospective buyer and received by the Corporation on the sale of the loans resulting in a Level 3 classification. Unlike an entry price, where the fair value of a loan is calculated by discounting projected cash-flows using current offering rates on similar new product offerings, exit pricing reflects the fair value from the perspective of a market participant/prospective buyer.

Prior to January 1, 2018 and the adoption of ASU 2016-01, the Corporation estimated fair value of these same loans using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics resulting in a Level 3 classification. The fair value of other types of loans was estimated by discounting the future cash flows using the then current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities resulting in a Level 3 classification.

Deposits and Borrowings

The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date resulting in a Level 1 classification. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities also resulting in a Level 1 classification. The fair value of all other deposits and borrowings is determined using the discounted cash flow method thereby resulting in a Level 2 classification. The discount rate was equal to the rate currently offered on similar products.

Trust Preferred Debentures

The fair values of the Corporation's trust preferred debentures are estimated using discounted cash flow analysis based on the Corporation's incremental borrowing rates for similar types of borrowing arrangements.

Accrued Interest

The carrying amounts of accrued interest approximate fair value resulting in a Level 2 or Level 3 classification depending upon the level of the asset or liability, with which, the accrual is associated.

Off-Balance Sheet Financial Instruments

The fair value of commitments to extend credit is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed interest rates. The fair value of stand-by letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. At September 30, 2018 and December 31, 2017, the majority of off-balance-sheet items are variable rate instruments or convert to variable rate instruments if drawn upon. Therefore, the fair value of these items is largely based on fees, which are nominal and immaterial.

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ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

Fair Value of Financial Instruments

The estimated fair values, and related carrying amounts, of the Corporation's financial instruments are as follows:

	September 30, 2018		December 31, 2017
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In Thousands)
Financial assets:
Cash and short-term investments	$124,370	$124,370	$122,313	$122,313
Securities available-for-sale	424,445	424,445	406,067	406,067
Marketable equity	-	-	1,379	1,379
Securities held-to-maturity	28,353	28,278	28,272	28,940
Restricted stock	21,192	21,192	16,572	16,572
Loans held for sale	36,600	36,600	31,999	31,999
Loans, net of allowance	2,076,921	2,085,345	1,950,553	1,971,970
Derivatives	618	618	420	420
Total financial assets	$2,712,499	$2,720,848	$2,557,575	$2,579,660
Financial liabilities:
Deposits	$2,294,864	$2,192,590	$2,234,148	$2,161,134
Short-term borrowings	212,561	211,601	145,993	145,396
Long-term borrowings	45,000	44,765	40,000	39,764
Trust preferred debentures	3,942	3,941	3,883	3,939
Derivatives	224	224	195	195
Total financial liabilities	$2,556,591	$2,453,121	$2,424,219	$2,350,428

Note 9. Financial Instruments with Off-Balance Sheet Risk

The Corporation is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist primarily of commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee by the customer. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral, if any, deemed necessary by the Corporation upon extension of credit is based on management’s credit evaluation of the counterparty. Collateral normally consists of real property, liquid assets or business assets. The Corporation had $78.2 million and $82.8 million in outstanding commitments at September 30, 2018 and December 31, 2017, respectively.

The Corporation’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The Corporation had $521.3 million and $468.2 million in unfunded lines of credit whose contract amounts represent credit risk at September 30, 2018 and December 31, 2017, respectively.

Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Corporation generally holds collateral supporting those commitments if deemed necessary. The Corporation had standby letters of credit outstanding in the amount of $20.2 million and $14.3 million at September 30, 2018 and December 31, 2017, respectively.

The Bank maintains a reserve for potential off-balance sheet credit losses that is included in other liabilities on the balance sheet. At September 30, 2018 and December 31, 2017 the balance in this reserve totaled $1.0 million and $800 thousand, respectively.

The Bank has a letter of credit agreement with the Commonwealth of Virginia Treasury Board pertaining to its public deposits program. Under the terms of the agreement, the Commonwealth of Virginia Treasury Board in accordance with the Security for Public Deposits Act has approved the use of two letters of credit issued by the FHLB as collateral by the Bank. The maximum aggregate amount available under both letters of credit is $60.0 million. One letter of credit was extended during the third quarter of 2018 for an additional two years and now expires in August 2020. The second letter of credit expires in May 2021.

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ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

The Mortgage Division of the Bank makes representations and warranties that loans sold to investors meet its program’s guidelines and that the information provided by the borrowers is accurate and complete. In the event of a default on a loan sold, the investor may make a claim for losses due to document deficiencies, program compliance, early payment default, and fraud or borrower misrepresentations. The Mortgage Division maintains a reserve in other liabilities for potential losses on mortgage loans sold. Management performs a quarterly analysis to determine the adequacy of the reserve. At September 30, 2018 and December 31, 2017, the balance in this reserve totaled $953 thousand and $953 thousand, respectively.

The following table shows the changes to the allowance for losses on mortgage loans sold.

	For the Nine Months Ended September 30,		For the Year Ended
(In Thousands)	2018	2017	December 31, 2017
Balance, beginning of period	$953	$1,029	$1,029
Provision charged to operating expenses	-	-	-
Recoveries	-	-	-
Charge-offs	-	(42)	(76)
Balance, end of period	$953	$987	$953

Note 10. Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. This ASU supersedes the revenue recognition requirements in Topic 605, “Revenue Recognition” as well as most industry-specific guidance. The amendments also create a new Subtopic 340-40 “Other Assets and Deferred Costs - Contracts with Customers”. In summary, entities are to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The provisions of ASU 2014-09 were originally effective for annual periods beginning after December 15, 2016 and interim periods within 2017; however, a one year deferral was issued which now makes the provisions effective for annual periods beginning after December 15, 2017 and interim periods within 2018. The Corporation completed its overall assessment of revenue streams and review of related contracts potentially affected by the ASU, including trust and asset management fees, deposit related fees, interchange fees, merchant income, and annuity and insurance commissions. Based on this assessment, the Corporation concluded that ASU 2014-09 did not materially change the method in which the Corporation currently recognizes revenue for these revenue streams. The Corporation also completed its evaluation of certain costs related to these revenue streams to determine whether such costs should be presented as expenses or contra-revenue (i.e., gross vs. net). Based on its evaluation, the Corporation determined that the classification of certain debit and credit card related costs were being recognized on a net basis. The Corporation adopted ASU 2014-09 and its related amendments on its required effective date of January 1, 2018 utilizing the modified retrospective approach. Since there was no net income impact upon adoption of the new guidance, a cumulative effect adjustment to opening retained earnings was not deemed necessary.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments - Overall (Subtopic 825-10)”. This ASU requires all equity investments to be measured at fair value with changes in the fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee); requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; as well as requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The amendments in the ASU are effective beginning after December 15, 2017. The adoption of this guidance did not have a material effect on the Corporation’s financial condition or results of operations. In accordance with this ASU, the Corporation measures the fair value of its loan portfolio using an exit price notion (see Note 8 Fair Value Measurements) as well as reclassifying and presenting its equity security at fair value (see Note 3 Securities).

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. This ASU specifies the accounting for leases in an effort to increase transparency and comparability among organizations. Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases): 1) a lease liability, which is the present value of a lessee’s obligation to make lease payments, and 2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The Corporation expects the new guidance will require these lease agreements to be recognized on the consolidated statements of condition as a right-of-use asset and a corresponding lease liability. Therefore, the Corporation’s preliminary evaluation indicates the provisions of ASU No. 2016-02 are expected to impact the Corporation’s consolidated statements of condition, along with its regulatory capital ratios. The amendments in the ASU are effective beginning after December 15, 2018. The Corporation continues to evaluate the impact this guidance will have on its consolidated financial statements and has hired a firm to assist in this process so as to be able to determine the impact this ASU will have on the Corporation.

35

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” This ASU amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities by eliminating the probable initial recognition threshold (incurred loss methodology) and requiring entities to reflect its current estimate of all expected credit losses. The amendments in the ASU are effective beginning after December 15, 2019 and for interim periods within that year. Early adoption is permitted beginning after December 15, 2018. Entities will apply the amendments in this ASU through a cumulative-effect adjustment to retained earnings in the first period effective. Management is currently evaluating the potential impact of ASU 2016-13 on the Corporation's consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” This ASU was issued to reduce diversity in how certain cash receipts and cash payments are being presented and classified in the statement of cash flows. Guidance provided in the ASU are specific to eight cash flow issues being: debt prepayment or debt extinguishment costs; settlement of zero-coupon debt or other debt instruments with interest rates that are insignificant to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds received from the settlement of life insurance claims; proceeds received from the settlement of bank-owned life insurance policies; distributions received from equity method investees; beneficial interests in securitization transactions; and application of the predominance principle. The amendments in the ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Corporation adopted this guidance on its required effective date of January 1, 2018. The adoption of this guidance did not have a material effect on the Corporation’s financial condition or results of operations.

In January 2017, the FASB issued ASU No. 2017-04, "Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment." The ASU was issued with the intent to simplify goodwill impairment testing by eliminating the second step of the analysis under which the implied fair value of goodwill is determined as if the reporting unit were being acquired in a business combination. The update instead requires entities to compare the fair value of a reporting unit with its carrying amount and recognize an impairment charge for any amount by which the carrying amount exceeds the reporting unit’s fair value, to the extent that the loss recognized does not exceed the amount of goodwill allocated to that reporting unit. ASU 2017-04 must be applied prospectively and is effective for the Corporation on January 1, 2020. Early adoption is permitted. The Corporation does not expect the new guidance to have a material impact on its consolidated financial statements.

In March 2017, the FASB issued ASU No. 2017-08, "Premium Amortization on Purchased Callable Debt Securities", which is intended to enhance the accounting for the amortization of premiums for purchased callable debt securities. The amendments shorten the amortization period for the premium to the earliest call date. The amendments will be effective for the Corporation for interim and annual periods beginning after December 15, 2018. Early adoption is permitted. The Corporation does not expect these amendments to have a material effect on its consolidated financial statements.

In February 2018, the FASB issued ASU No. 2018-02, "Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income." This ASU allows a reclassification from accumulated other comprehensive income (“AOCI”) to retained earnings for certain income tax effects stranded in AOCI as a result of the Tax Act and Jobs Act (the "Tax Relief Act"). Consequently, the reclassification eliminates the stranded tax effects resulting from the Tax Relief Act and is intended to improve the usefulness of information reported to financial statement users. However, because the ASU only relates to the reclassification of the income tax effects of the Tax Relief Act, the underlying guidance that requires the effect of a change in tax laws or rates to be included in income from continuing operations is not affected. ASU No. 2018-02 is effective for the Corporation's reporting period beginning on January 1, 2019; early adoption is permitted. The Corporation elected to early adopt ASU No. 2018-02 during the first quarter of 2018, and elected to reclassify the income tax effects of the Tax Relief Act from AOCI to retained earnings. The reclassification decreased AOCI and increased retained earnings by $374 thousand, with zero net effect on total shareholders’ equity. The Corporation utilizes the individual securities approach when releasing income tax effects from AOCI for its investment securities.

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ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

In February 2018, the FASB issued AS No. 2018-03, "Technical Corrections and Improvements to Financial Instruments - Overall (Subtopic 825-10)." The amendments in this ASU provide clarification on certain aspects related to the guidance issued in ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The areas for correction or improvement include (1) equity securities without a readily determinable fair value - discontinuation; (2) equity securities without a readily determinable fair value - adjustments; (3) forward contracts and purchased options; (4) presentation requirements for certain fair value option liabilities; (5) fair value option liabilities denominated in a foreign currency; and (6) transition guidance for equity securities without a readily determinable fair value. This ASU is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years beginning after June 15, 2018. Early adoption is permitted. The adoption of this guidance is not expected to be material to the consolidated financial statements.

In July 2018, the FASB issued ASU No. 2018-11, “Leases - Targeted Improvements” to provide entities with relief from the costs of implementing certain aspects of the new leasing standard, ASU No. 2016-02. Specifically, under the amendments in ASU 2018-11: (1) entities may elect not to recast the comparative periods presented when transitioning to the new leasing standard, and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. The amendments have the same effective date as ASU 2016-02 (i.e., January 1, 2019 for the Corporation). ASU 2018-11 is not expected to have a material impact on the Corporation’s consolidated financial statements. The Corporation continues to evaluate the impact this guidance will have on its consolidated financial statements

In August 2018, the FASB issued ASU No. 2018-13, “Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement.” This ASU eliminates, adds and modifies certain disclosure requirements for fair value measurements. Among the changes, entities will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, but will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. ASU No. 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019. As ASU No. 2018-13 only revises disclosure requirements, the Corporation does not expect it to have a material impact on its consolidated financial statements.

Note 11. Commitments and Contingent Liabilities

As part of its mortgage banking activities, the Mortgage Division enters into interest rate lock commitments, which are commitments to originate loans where the interest rate on the loan is determined prior to funding and the customers have locked into that interest rate. The Mortgage Division then locks in the loan and interest rate with an investor and commits to deliver the loan if settlement occurs (“best efforts”) or commits to deliver the locked loan in a binding (“mandatory”) delivery program with an investor. Certain loans under interest rate lock commitments are covered under forward sales contracts of mortgage backed securities (“MBS”). Forward sales contracts of MBS are recorded at fair value with changes in fair value recorded in noninterest income. Interest rate lock commitments and commitments to deliver loans to investors are considered derivatives. The market value of interest rate lock commitments and best efforts contracts are not readily ascertainable with precision because they are not actively traded in stand-alone markets. The Mortgage Division determines the fair value of interest rate lock commitments and delivery contracts by measuring the fair value of the underlying asset, which is impacted by current interest rates, taking into consideration the probability that the interest rate lock commitments will close or will be funded.

Certain additional risks arise from these forward delivery contracts in that the counterparties to the contracts may not be able to meet the terms of the contracts. The Mortgage Division does not expect any counterparty to any MBS to fail to meet its obligation. Additional risks inherent in mandatory delivery programs include the risk that, if the Mortgage Division does not close the loans subject to interest rate risk lock commitments, it will still be obligated to deliver MBS to the counterparty under the forward sales agreement. Should this be required, the Mortgage Division could incur significant costs in acquiring replacement loans or MBS and such costs could have an adverse effect on mortgage banking operations.

Since the Mortgage Division’s derivative instruments are not designated as hedging instruments, the fair value of the derivatives are recorded as a freestanding asset or liability with the change in value being recognized in current earnings during the period of change. The Corporation has not elected to apply hedge accounting to the Mortgage Division’s derivative instruments as provided in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging.

At September 30, 2018 and December 31, 2017, the Mortgage Division had open forward contracts with a notional value of $38.8 million and $39.3 million, respectively. At September 30, 2018 and December 31, 2017, the Mortgage Division had no open mandatory delivery contracts. The open forward delivery contracts are composed of forward sales of mortgage backed securities. The fair value of these open forward contracts was $139 thousand and $(56) thousand at September 30, 2018 and December 31, 2017, respectively.

37

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

Interest rate lock commitments totaled $27.3 million and $20.0 million at September 30, 2018 and December 31, 2017, respectively, and included $9.8 million and $3.2 million that were made on a best efforts basis at September 30, 2018 and December 31, 2017, respectively. Fair values of these best efforts commitments were $46 thousand and $23 thousand at September 30, 2018 and December 31, 2017, respectively. The remaining hedged interest rate lock commitments totaling $17.5 million and $16.8 million at September 30, 2018 and December 31, 2017, respectively, had a fair value of $159 thousand and $297 thousand, respectively.

Included in other noninterest income for the nine months ended September 30, 2018 and 2017 was a net loss of $87 thousand and a net loss of $88 thousand, respectively, relating to derivative instruments. The amount included in other noninterest income for the nine months ended September 30, 2018 and 2017 pertaining to its hedging activities was a net realized gain of $208 thousand and a net realized loss of $777 thousand, respectively.

Note 12. Low Income Housing Tax Credits

The Corporation was invested in five separate housing equity funds at September 30, 2018 and December 31, 2017. The general purpose of these funds is to encourage and assist participants in investing in low-income residential rental properties located in the Commonwealth of Virginia, develop and implement strategies to maintain projects as low-income housing, deliver Federal Low Income Housing Credits to investors, allocate tax losses and other possible tax benefits to investors, and to preserve and protect project assets. The investments in these funds were recorded as other assets on the consolidated balance sheets and were $11.7 million and $10.4 million at September 30, 2018 and December 31, 2017, respectively. Additional capital calls expected for the funds totaled $4.7 million at September 30, 2018, and are included in other liabilities on the consolidated balance sheets. The expected terms of these investments and the related tax benefits run through 2034.

Note 13. Bank Owned Life Insurance

The Corporation had $52.6 million and $51.6 million in bank owned life insurance ("BOLI") at September 30, 2018 and December 31, 2017, respectively. The Corporation recognized interest income, which is included in other noninterest income of $327 thousand and $342 thousand for the three months ended September 30, 2018 and 2017, respectively and $972 thousand and $869 thousand for the nine months ended September 30, 2018 and 2017, respectively.

Note 14. Mergers and Acquisitions

Acquisition of Middleburg Financial Corporation

On April 1, 2017 (the "Acquisition Date"), the Corporation completed the acquisition of Middleburg Financial Corporation (“Middleburg”), a bank holding company based in Middleburg, Virginia, in an all-stock transaction. Management expects that the acquisition will enhance scale, improve efficiency, and provides for a well-diversified business model. Middleburg’s common shareholders received 1.3314 shares of the Corporation’s common stock in exchange for each share of Middleburg’s common stock, resulting in the Corporation issuing 9,516,097 shares of common stock at a fair value of $285.7 million. In addition, holders of outstanding Middleburg stock options received cash for the difference between the strike price and ending share price of Middleburg stock immediately before the merger, being $40.04. A total of 23,362 shares were converted to cash for a total of $608 thousand. As a result of the transaction and on the same date, Middleburg’s former bank subsidiary, Middleburg Bank, became a division of the Corporation’s wholly-owned bank subsidiary, Access National Bank.

The transaction was accounted for using the acquisition method of accounting and, accordingly, assets acquired, liabilities assumed, and consideration exchanged were recorded at estimated fair values on the Acquisition Date. Fair values were preliminary and subject to refinement for up to one year after the closing date of the Acquisition Date being March 31, 2018.

38

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

In connection with the acquisition, the consideration paid, and the final purchase price allocation of the fair values of identifiable assets acquired and liabilities assumed as of the Acquisition Date are summarized in the following table (dollars in thousands):

Consideration paid:
Common shares issued (9,516,097)	$285,679
Cash paid to shareholders	608
Value of consideration	286,287

Fair value of assets acquired:
Cash and cash equivalents	$90,940
Investment securities	241,170
Restricted stock	4,119
Loans	815,785
Bank premises and equipment	22,914
OREO	3,919
Intangibles	21,436
Bank owned life insurance	24,080
Other assets	26,020
Total assets	1,250,383

Fair value of liabilities assumed:
Deposits	1,056,691
Short-term borrowings	26,033
Long-term borrowings	29,892
Trust preferred debentures	3,824
Other liabilities	15,751
Total liabilities	1,132,191

Net assets acquired	118,192
Goodwill resulting from merger with Middleburg	$167,487

During the quarter ended March 31, 2018, adjustments were made to the purchase price allocations that resulted in a decrease to the initial fair value estimate of investment securities of $3.0 million, an increase in bank premises and equipment of $994 thousand, a decrease in other assets of $323 thousand, an increase in deposits of $72 thousand, and a decrease in other liabilities of $970 thousand, resulting in a decrease to acquired net assets of $1.4 million. The Corporation made these measurement period adjustments to reflect facts and circumstances that existed as of the Acquisition Date and did not result from intervening events subsequent to such date. The revised fair value estimates resulted in an increase to goodwill of $1.4 million. As of March 31, 2018, the Corporation finalized its valuation of all assets and liabilities acquired.

Fair values of the major categories of assets acquired and liabilities assumed were determined as follows:

Loans

The acquired loans were recorded at fair value at the Acquisition Date without carryover of Middleburg's previously established allowance for loan losses. The fair value of the loans was determined using market participant assumptions in estimating the amount and timing of both principal and interest cash flows expected to be collected on the loans and then applying a market-based discount rate to those cash flows. In this regard, the acquired loans were segregated into pools based on loan type and credit risk. Loan type was determined based on collateral type, purpose, and lien position. Credit risk characteristics included risk rating groups (pass rated loans and adversely classified loans), nonaccrual status, and past due status. For valuation purposes, these pools were further disaggregated by maturity, pricing characteristics (e.g., fixed-rate, adjustable-rate), and re-payment structure (e.g., interest only, fully amortizing, balloon).

The acquired loans were divided into loans with evidence of credit quality deterioration which are accounted for under ASC 310-30, Receivables - Loans and Debt Securities Acquired with Deteriorated Credit Quality (acquired impaired or PCI) and loans that do not meet these criteria, which are accounted for under ASC 310-20, Receivables - Nonrefundable Fees and Other Costs (acquired performing). The fair values of the acquired performing loans were $810.9 million and the fair values of the acquired impaired loans were $4.9 million. The gross contractually required principal and interest payments receivable for acquired performing loans was $7.8 million. The best estimate of contractual cash flows not expected to be collected related to the acquired performing loans is $3.4 million.

39

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

The following table presents the acquired impaired loans receivable at the Acquisition Date (dollars in thousands):

Contractual principal and interest at acquisition	$7,835
Nonaccretable difference	(3,427)
Expected cash flows at acquisition	4,408
Accretable yield	(186)
Fair value of purchased impaired loans	$4,222

Bank Premises

The fair value of Middleburg’s premises, including land, buildings, and improvements, was determined based upon independent third-party appraisals performed by licensed appraisers in the market in which the premises are located. These appraisals were based upon the highest and best use of the underlying asset(s) with final values determined based upon an analysis of the cost, sales comparison, and income capitalization approaches for each property appraised. The Corporation also engaged independent appraisers to value the leasehold interests. The fair value of the leasehold interest was not material to the consolidated financial statements. The fair value adjustment related to bank premises was $3.5 million.

An independent appraiser also reviewed leases pertaining to bank premises to determine if the leases were deemed favorable or unfavorable at the time of acquisition. In accordance with this review, an unfavorable lease liability of $5.3 million was recorded in other liabilities and will be amortized over the remaining lives of the leases.

Core Deposit Intangible

The fair value of the core deposit intangible was determined based on a blended market approach and discounted cash flow analysis using a discount rate commensurate with market participants. To calculate cash flows, deposit account servicing costs (net of deposit fee income) and interest expense on deposits were compared to the cost of alternative funding sources available through the FHLB. The life of the deposit base and projected deposit attrition rates were determined using Middleburg’s historical deposit data. The core deposit intangible will be amortized over nine years using the sum-of-years digits method.

Time Deposits

The fair value adjustment for time deposits represents a discount from the value of the contractual repayments of fixed-maturity deposits using prevailing market interest rates for similar-term time deposits. The time deposit discount of approximately $293.6 thousand is being amortized into income over the remaining life of the time deposits.

Long-term Borrowings

The Corporation assumed long-term borrowings in the form of FHLB advances and trust preferred capital notes in connection with the merger. The fair value of the trust preferred capital notes assumed was valued using an income approach with consideration of the market approach. The contractual cash flows were projected and discounted using a prevailing market rate. The market rate was developed using a third-party broker opinion, implied market yields for recent subordinated debt sales, and new subordinated debt issuances for instruments with similar durations and pricing characteristics. The fair value of FHLB advances represents contractual repayments discounted using interest rates currently available on borrowings with similar characteristics and remaining maturities. The FHLB advances were valued at a discount of $107.6 thousand which is being amortized into income over 1.7 years using the effective interest method. The trust preferred capital notes were valued at discount of $1.3 million which is being amortized over 16.8 years using the effective interest method.

Pending Merger With Union Bankshares Corporation

On October 5, 2018, the Corporation announced the signing of a definitive agreement and plan of reorganization, dated as of October 4, 2018, pursuant to which Union Bankshares Corporation ("Union Bankshares") and the Corporation will merge.

Under the terms of the merger agreement, the Corporation shareholders will receive a fixed exchange ratio of 0.75 Union Bankshares shares for each share of the Corporation common stock owned. For more information on this pending acquisition refer to the Corporation's Current Report on Form 8-K filed with the SEC on October 5, 2018.

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ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

Note 15. Other Income and Other Operating Expenses

The Corporation had the following other income for the three and nine month periods ended September 30, 2018 and 2017.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
	(In Thousands)		(In Thousands)
Trust	$1,166	$1,130	$4,782	$2,287
Wealth Management	522	487	1,373	1,908
Bank owned life insurance	327	342	972	869
Miscellaneous loan fees	143	315	539	704
Fair value marks on loans held for sale	(250)	(177)	(93)	(265)
Hedging gains (losses)	(328)	(223)	208	(777)
ATM transaction fees	320	329	1,006	623
Other	594	166	2,233	1,568
	$2,494	$2,369	$11,020	$6,917

The Corporation had the following other operating expenses for the three and nine month periods ended September 30, 2018 and 2017.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In Thousands)
Merger related expenses	$13	$1,012	$74	$6,747
Data processing	784	77	2,378	1,226
Business and franchise tax	602	515	1,664	985
FDIC insurance	248	387	842	1,248
Consulting fees	244	314	700	870
Advertising and promotional	280	211	808	548
Accounting and auditing	284	255	859	694
Investor fees	130	162	380	463
Telephone	220	256	686	519
Regulatory examinations	139	100	414	282
Stock option	175	107	459	310
Director fees	226	192	571	496
Credit report	102	106	336	292
Legal fees	170	158	365	285
Insurance	153	99	450	322
Publication and subscription	84	118	272	281
Disaster recovery	55	93	99	204
Office supplies-stationary print	75	136	308	288
FRB and bank analysis charges	65	87	176	179
Dues and memberships	35	38	115	109
Management fees	107	137	304	295
Travel	61	39	183	156
SBA guarantee fee	31	36	104	104
Business development and meals	37	21	114	79
Amortization of intangibles	810	839	2,517	1,642
Courier	62	31	221	79
Impairment of other real estate owned	310	-	310	-
Education and training	33	26	83	57
Bank paid closing costs	6	8	56	55
Postage	30	6	83	95
Goodwill impairment	-	1,491	-	1,491
Other	282	1,617	2,184	3,193
	$5,853	$8,674	$18,115	$23,594

41

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

Note 16. Derivatives

The Corporation utilizes derivative instruments as a part of its asset-liability management program to control fluctuation of market values and cash flows to changes in interest rates associated with certain financial instruments. The Corporation accounts for derivatives in accordance with ASC 815, "Derivatives and Hedging". Under current guidance, derivative transactions are classified as either cash flow hedges or fair value hedges or they are not designated as hedging instruments. The Corporation obtained several designated derivative instruments as a result of the merger with Middleburg and continues to account for these items on a basis consistent with when the items were established by Middleburg which is in accordance with this guidance. Information concerning each of the Corporation's categories of derivatives as of September 30, 2018 and December 31, 2017 are presented below.

Derivatives designated as cash flow hedges

During 2010, Middleburg entered into an interest rate swap which has been designated as a cash flow hedge intended to hedge the variability of cash flows associated with the trust preferred debentures. The swap hedges the cash flow associated with the trust preferred capital notes wherein the Corporation receives a floating rate based on LIBOR from a counterparty and pays a fixed rate of 2.59% to the same counterparty. The swap is calculated on a notional amount of $5.2 million. The term of the swap is 10 years and commenced on October 23, 2010. Cash collateral was reserved for this swap in the amount of $400 thousand as of September 30, 2018 and December 31, 2017. The swap was entered into with a counterparty that met the Corporation’s credit standards and the agreement contains collateral provisions protecting the at-risk party. The Corporation believes that the credit risk inherent in the contract is not significant.

During 2013, Middleburg entered into an interest rate swap which has been designated as a cash flow hedge intended to hedge the variability of cash flows associated with FHLB borrowings. The swap hedges the cash flows associated with the FHLB borrowings wherein the Corporation receives a floating rate based on LIBOR from a counterparty and pays a fixed rate of 1.43% to the same counterparty. The swap is calculated on a notional amount of $10.0 million. The term of the swap is 5 years and commenced on November 25, 2013. Collateral was reserved for this swap in the amount of $600 thousand as of September 30, 2018 and December 31, 2017. The swap was entered into with a counterparty that met the Corporation's credit standards and the agreement contains collateral provisions protecting the at-risk party. The Corporation believes that the credit risk inherent in the contract is not significant.

Amounts receivable or payable are recognized as accrued under the terms of the agreement, with the effective portion of the derivative’s unrealized gain or loss recorded as a component of other comprehensive income. The ineffective portion of the unrealized gain or loss, if any, would be recorded in other expense. The Corporation has assessed the effectiveness of the hedging relationships by comparing the changes in cash flows on the designated hedged item. As a result of this assessment, there was no hedge ineffectiveness identified for the nine months ended September 30, 2018.

The amounts included in accumulated other comprehensive income as unrealized losses (fair value, net of tax) were $69 thousand and $8 thousand as of September 30, 2018 and December 31, 2017.

42

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

Information concerning the derivatives designated as cash flow hedges at September 30, 2018 and December 31, 2017 is presented in the following table:

	September 30, 2018
	Positions (#)	Notional Amount (in thousands)	Asset (in thousands)	Liability (in thousands)	Receive Rate	Pay Rate	Life (Years)
Pay fixed - receive floating interest rate swap	1	$5,155	$37	$-	2.35%	2.59%	2.1
Pay fixed - receive floating interest rate swap	1	$10,000	$13	$-	2.22%	1.43%	0.2

	December 31, 2017
	Positions (#)	Notional Amount (in thousands)	Asset (in thousands)	Liability (in thousands)	Receive Rate	Pay Rate	Life (Years)
Pay fixed - receive floating interest rate swap	1	$5,155	$-	$81	1.36%	2.59%	2.9
Pay fixed - receive floating interest rate swap	1	$10,000	$29	$-	1.49%	1.43%	0.9

Derivatives not designated as hedging instruments

Two-way client loan swaps

During 2012 and 2014, Middleburg entered into certain interest rate swap contracts that are not designated as hedging instruments. These derivative contracts relate to transactions in which we enter into an interest rate swap with a customer while at the same time entering into an offsetting interest rate swap with another financial institution. In connection with each swap transaction, the Corporation agrees to pay interest to the customer on a notional amount at a variable interest rate and receive interest from the customer on an identical notional amount at a fixed interest rate. At the same time, the Corporation agrees to pay the counterparty the same fixed interest rate on the same notional amount and receive the same variable interest rate on the same notional amount. The transaction allows our customers to effectively convert a variable rate loan into a fixed rate loan. Because the Corporation acts as an intermediary for its customers, changes in the fair value of the underlying derivatives contracts offset each other and do not significantly impact its results of operations.

Certain additional risks arise from interest rate swap contracts in that the counterparties to the contracts may not be able to meet the terms of the contracts. The Corporation does not expect any counterparty to fail to meet its obligations.

Information concerning two-way client interest rate swaps not designated as either fair value or cash flow hedges is presented in the following table:

	September 30, 2018
	Positions (#)	Notional Amount (in thousands)	Asset (in thousands)	Liability (in thousands)	Receive Rate	Pay Rate	Life (Years)
Pay fixed - receive floating interest rate swap	1	$3,042	$-	$138	1 month LIBOR plus 200 BP	3.90%	9.1
Pay fixed - receive floating interest rate swap	1	1,584	-	51	1 month LIBOR plus 180 BP	4.09%	6.2
Pay floating - receive fixed interest rate swap	1	3,042	138	-	3.90%	1 month LIBOR plus 200 BP	9.1
Pay floating - receive fixed interest rate swap	1	1,584	51	-	4.09%	1 month LIBOR plus 180 BP	6.2
Total derivatives not designated		$9,252	$189	$189

43

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

	December 31, 2017
	Positions (#)	Notional Amount (in thousands)	Asset (in thousands)	Liability (in thousands)	Receive Rate	Pay Rate	Life (Years)
Pay fixed - receive floating interest rate swap	1	$3,224	$96	$-	1 month LIBOR plus 200 BP	3.90%	9.8
Pay fixed - receive floating interest rate swap	1	1,615	-	22	1 month LIBOR plus 180 BP	4.09%	7.0
Pay floating - receive fixed interest rate swap	1	3,224	-	96	3.90%	1 month LIBOR plus 200 BP	9.8
Pay floating - receive fixed interest rate swap	1	1,615	22	-	4.09%	1 month LIBOR plus 180 BP	7.0
Total derivatives not designated		$9,678	$118	$118

Rate Cap Transaction

During 2018, the Corporation had one derivative instrument in the form of an interest rate cap agreement with a notional amount of $10.0 million. The interest rate cap agreement was terminated as scheduled on September 8, 2018.

The interest rate cap agreement was purchased to limit the Corporation's exposure to rising interest rates. Under the terms of the agreement, the Corporation paid a premium of $70 thousand for the right to receive cash flow payments if the 3-month LIBOR rises above the cap of 2.00%, thus effectively ensuring interest expense is capped at a maximum rate of 2.00% for the duration of the agreement. The interest rate cap agreement was a derivative not designated as a hedging instrument.

44

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

Note 17. Goodwill and Intangible Assets

The following table summarizes the Corporation's carrying amount for intangible assets:

	September 30, 2018			December 31, 2017
(Dollars in thousands)	Gross Carrying Amount	Accumulated Amortization	Net Book Value	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Intangible assets subject to amortization
Core deposit intangible	$16,057	$(4,639)	$11,418	$16,057	$(2,408)	$13,649
Customer lists	5,214	(561)	4,653	5,214	(308)	4,906
Non-Compete agreements	117	(94)	23	117	(60)	57
Total	$21,388	$(5,294)	$16,094	$21,388	$(2,776)	$18,612

Amortization expense was $810 thousand and $839 thousand for the three months ended September 30, 2018 and 2017, respectively and $2.5 million and $1.6 million for the nine months ended September 30, 2018 and 2017, respectively.

Changes in the carrying amount of indefinite lived assets for the nine month periods ended September 30, 2018 and 2017 are summarized in the table as follows:

(Dollars in thousands)	2018	2017
Balance, January 1	$166,549	$1,501
Adjustment period refinements - Middleburg merger goodwill	1,384	167,131
Balance, September 30	$167,933	$168,632

Note 18. Revenue Recognition

On January 1, 2018, the Corporation adopted ASU No. 2014-09 “Revenue from Contracts with Customers” (Topic 606) and all subsequent ASUs that modified Topic 606. As stated in Note 10 - Recent Accounting Pronouncements, the implementation of the new standard did not have a material impact on the measurement or recognition of revenue; as such, a cumulative effect adjustment to opening retained earnings was not deemed necessary. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts were not adjusted and continue to be reported in accordance with our historic accounting under Topic 605.

The core principle of the new standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The majority of the Corporation's revenue is derived primarily from interest income from receivables (loans) and securities. Other revenues are derived from fees received in connection with deposits, gains from the sale of loans and loan origination fees, and investment advisory services. Topic 606 does not apply to revenue associated with financial instruments, including revenue from loans and securities. In addition, certain noninterest income streams such as fees associated with mortgage servicing rights, financial guarantees, derivatives, and certain credit card fees are also not in scope of the new guidance. Topic 606 is applicable to noninterest revenue streams such as trust and asset management income, deposit related fees, interchange fees, merchant income, and annuity and insurance commissions. The Corporation adopted ASC 606 using the modified retrospective transition approach which does not require restatement of prior periods. The method was selected given that there were no material changes in the timing of revenue recognition which would result in comparability issues with prior periods. This adoption method is considered a change in accounting principle which requires additional disclosure of the nature of and reason for the change, which is solely a result of the adoption of the required standard. By electing this approach, the Corporation recognized no cumulative effect adjustment to the opening balance sheet of retained earnings as of January 1, 2018. When applying the modified retrospective approach under ASC 606, the Corporation has elected, as a practical expedient, to apply the revenue standard only to contracts that are not completed as of January 1, 2018. A completed contract is considered to be a contract for which all (or substantially all) of the revenue was recognized in accordance with revenue guidance that is in effect before January 1, 2018. There were no uncompleted contracts as of January 1, 2018 for which application of the new standard required an adjustment to retained earnings as the recognition of these revenue streams did not change significantly upon adoption of Topic 606.

45

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

The following disclosures related to ASC Topic 606 involve income derived from contracts with customers. Within the scope of ASC Topic 606, the Corporation maintains contracts to provide services, primarily for investment advisory and/or custody. Through the Corporation's wholly-owned subsidiary, Middleburg Investment Group, the holding company for Middleburg Trust Company, we contract with our customers to perform trust and/or custody services. Through our wholly-owned subsidiary Access Capital Management Holding, LLC, the holding company for Access Investment Services, LLC, we contract with our customers to perform IRA and/or custody and agency advisory services. Through our wholly-owned subsidiary Access Capital Management Holding, LLC, the holding company for Capital Fiduciary Advisors, LLC, we contract with our customers to perform discretionary or nondiscretionary investment services coupled with or without financial planning. The Bank, Access National Bank, contracts with the Corporation's customers to perform deposit account services.

Noninterest revenue streams in-scope of Topic 606 are discussed below.

Trust and Asset Management

Trust and asset management income is primarily comprised of fees earned from the management and administration of trusts and other customer assets. The Corporation’s performance obligation is generally satisfied over time and the resulting fees are recognized monthly, based upon the month-end market value of the assets under management and the applicable fee rate. Payment is generally received a few days after month end through a direct charge to customers’ accounts. The Corporation does not earn performance-based incentives.

Service Charges on Deposit Accounts

Service charges on deposit accounts consist of account analysis fees (i.e., net fees earned on analyzed business and public checking accounts), monthly service fees, check orders, and other deposit account related fees. The Corporation’s performance obligation for account analysis fees and monthly service fees is generally satisfied, and the related revenue recognized, over the period in which the service is provided. Check orders and other deposit account related fees are largely transactional based, and therefore, the Corporation’s performance obligation is satisfied, and related revenue recognized, at a point in time. Payment for service charges on deposit accounts is primarily received immediately or in the following month through a direct charge to customers’ accounts.

Fees, Exchange, and Other Service Charges

Fees, exchange, and other service charges are primarily comprised of debit card income, ATM fees, merchant services income, and other service charges. Debit card income is primarily comprised of interchange fees earned whenever the Corporation’s debit cards are processed through card payment networks such as Visa. ATM fees are primarily generated when a Corporation cardholder uses a non-Corporation ATM or a non-Corporation cardholder uses a Corporation ATM. Merchant services income mainly represents fees charged to merchants to process their debit and credit card transactions, in addition to account management fees. Other service charges include revenue from processing wire transfers, bill pay service, cashier’s checks, and other services. The Corporation’s performance obligation for fees, exchange, and other service charges are largely satisfied, and related revenue recognized, when the services are rendered or upon completion. Payment is typically received immediately or in the following month.

Annuity and Insurance

Annuity and insurance income primarily consists of commissions received on annuity product sales. The Corporation acts as an intermediary between the Corporation’s customer and the insurance carrier. The Corporation's performance obligation is generally satisfied upon the issuance of the annuity policy. Shortly after the policy is issued, the carrier remits the commission payment to the Corporation, and the Corporation recognizes the revenue. The Corporation does not earn a significant amount of periodic service fees (i.e., trailer fees) on annuity sales. The majority of the trailer fees relates to variable annuity products and are calculated based on a percentage of market value at period end. Revenue is not recognized until the annuity’s market value can be determined.

Other

Other noninterest income consists of other recurring revenue streams such as commissions from sales of mutual funds and other investments, investment advisor fees, safety deposit box rental fees, and other miscellaneous revenue streams. Commissions from the sale of mutual funds and other investments are recognized on trade date, which is when the Corporation has satisfied its performance obligation. The Corporation also receives periodic service fees (i.e., trailers) from mutual fund companies typically based on a percentage of net asset value. Trailer revenue is recorded over time, usually monthly or quarterly, as net asset value is determined. Investment advisor fees are earned over time and based on an annual percentage rate of the net asset value. The investment advisor fees are charged to the customer’s account in advance on the first month of the quarter, and the revenue is recognized over the following three-month period. Safe deposit box rental fees are charged to the customer on an annual basis and recognized upon receipt of payment. The Corporation determined that since rentals and renewals occur fairly consistently over time, revenue is recognized on a basis consistent with the duration of the performance obligation.

46

ACCESS NATIONAL CORPORATION

Notes to Consolidated Financial Statements (Unaudited)

The following presents noninterest income, segregated by revenue streams in-scope and out-of-scope of Topic 606, for the three and nine months ended September 30, 2018 and 2017.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In Thousands)
Noninterest Income
In-scope of Topic 606:
Trust and asset management	$1,165	$1,130	$4,782	$2,287
Service charges on deposit accounts	485	560	1,456	1,509
Fees, exchange, and other service charges	348	175	1,098	301
Annuity and insurance	149	61	316	156
Other	378	426	1,130	1,724
Noninterest income (in-scope of Topic 606)	2,525	2,352	8,782	5,977
Noninterest income (out-of scope of Topic 606)	4,919	6,171	15,147	17,434
Total Noninterest Income	$7,444	$8,523	$23,929	$23,411

Contract Balances

A contract asset balance occurs when an entity performs a service for a customer before the customer pays consideration (resulting in a contract receivable) or before payment is due (resulting in a contract asset). A contract liability balance is an entity’s obligation to transfer a service to a customer for which the entity has already received payment (or payment is due) from the customer. The Corporation’s noninterest revenue streams are largely based on transactional activity, or standard month-end revenue accruals such as asset management fees based on month-end market values. Consideration is often received immediately or shortly after the Corporation satisfies its performance obligation and revenue is recognized. The Corporation does not typically enter into long-term revenue contracts with customers, and therefore, does not experience significant contract balances. During the first half of 2018, we had one estate settlement that generated a fee of $1.1 million.

Contract Acquisition Costs

In connection with the adoption of Topic 606, an entity is required to capitalize, and subsequently amortize into expense, certain incremental costs of obtaining a contract with a customer if these costs are expected to be recovered. The incremental costs of obtaining a contract are those costs that an entity incurs to obtain a contract with a customer that it would not have incurred if the contract had not been obtained (for example, sales commission). The Corporation utilizes the practical expedient which allows entities to immediately expense contract acquisition costs when the asset that would have resulted from capitalizing these costs would have been amortized in one year or less. Upon adoption of Topic 606, the Corporation did not capitalize any contract acquisition cost.

47